UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

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Soliciting Material Pursuant to §240.14a-12

GENERAL MILLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date:

Tuesday, September 24, 2013

at 10:00 a.m. (Central Daylight Time)

Meeting Place:

Children’s Theatre Company

2400 Third Avenue South

Minneapolis, Minnesota

ADMISSION TICKET REQUIRED FOR ANNUAL MEETING!

You can RSVP for the meeting and print your admission ticket at www.proxyvote.com. You will need the 12-digit control number printed on the proxy materials that you receive in the mail. For more details, read “How do I attend the 2013 Annual Meeting? What do I need to bring?” on page 57 of the Proxy Statement, or contact us at 1-800-245-5703.

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P.O. Box 1113

Minneapolis, MN 55440

Dear Fellow Stockholder:

It is my pleasure to invite you to the General Mills 2013 Annual Meeting of Stockholders. We will hold the meeting in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota, on Tuesday, September 24, 2013, at 10:00 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Proxy Statement, and we will give a current report on our business operations. There also will be time for questions. We expect the meeting to adjourn at about 11:15 a.m. We hope you will be able to attend the meeting.

Whether or not you expect to attend, please vote your proxy so your shares will be represented at the meeting.

August 12, 2013

Sincerely,

Kendall J. Powell
Chairman of the Board and Chief Executive Officer

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P.O. Box 1113

Minneapolis, MN 55440

Notice of 2013 Annual Meeting of Stockholders

Dear Fellow Stockholder:

The Annual Meeting of Stockholders of General Mills, Inc. will be held on Tuesday, September 24, 2013, at 10:00 a.m., Central Daylight Time, in the auditorium of the Children’s Theatre Company, 2400 Third Avenue South, Minneapolis, Minnesota. Stockholders will be asked to:

1.

Elect as directors the 13 nominees named in the attached Proxy Statement;

2.

Cast an advisory vote on executive compensation;

3.

Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 25, 2014;

4.

Act on one stockholder proposal, if properly presented at the meeting; and

5.

Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is July 26, 2013. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

August 12, 2013

Sincerely,

Roderick A. Palmore
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 24, 2013

Our Notice of 2013 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the General Mills website at www.generalmills.com in the “Investors” section.

Table of Contents

PROPOSAL NUMBER 1	ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	12
Board Independence	12
Certain Relationships and Related Transactions	12
Director Nominations	13
Board Leadership	14
The Board’s Role in Succession Planning	14
The Board’s Role in Risk Management	15
Board Committees and Their Functions	15
Determining Executive Compensation	18
Codes of Conduct for Directors and Employees	19
Communications with the Board	19
DIRECTOR COMPENSATION	19
Director Compensation For Fiscal 2013	21
OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS	22
Section 16(a) Beneficial Ownership Reporting Compliance	23
PROPOSAL NUMBER 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION	23
EXECUTIVE COMPENSATION	24
Compensation Committee Report	24
Compensation Discussion and Analysis	25
Summary Compensation Table	39
Total Direct Compensation Earned For Fiscal Year Performance	39
Grants of Plan-Based Awards For Fiscal 2013	42
Outstanding Equity Awards at 2013 Fiscal Year-End	43
Option Exercises and Stock Vested For Fiscal 2013	45
Pension Benefits	46
Other Retirement Savings Plans	47
Nonqualified Deferred Compensation	48
Potential Payments Upon Termination or Change in Control	49
PROPOSAL NUMBER 3	RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
Audit Committee Report	53
Independent Registered Public Accounting Firm Fees	54
PROPOSAL NUMBER 4	STOCKHOLDER PROPOSAL FOR REPORT ON RESPONSIBILITY FOR POST-CONSUMER PACKAGING	55
GENERAL INFORMATION	57
Other Business	57
Questions and Answers About the 2013 Annual Meeting and Voting	57
Solicitation of Proxies	59
Delivery And Viewing of Proxy Materials	60
Annual Reports	60
APPENDIX A	NON-GAAP FINANCIAL MEASURES	A-1

General Mills, Inc. Proxy Statement for Annual Meeting of Stockholders to be Held on Tuesday, September 24, 2013

The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on September 24, 2013. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We first mailed or made available the proxy materials on or about August 12, 2013.

PROPOSAL NUMBER 1   ELECTION OF DIRECTORS

The 13 director nominees presented in this proposal are recommended for re-election to the board of directors. Each director is required to demonstrate independence; integrity; experience and sound judgment in areas relevant to our businesses; a proven record of accomplishment; willingness to speak one’s mind and commit sufficient time to the board; appreciation for the long-term interests of stockholders; the ability to challenge and stimulate management; and the ability to work well with fellow directors.

Our overall board composition guidelines require expertise in fields relevant to the business of the company and prioritize a breadth of experience from a variety of industries and from professional disciplines such as finance, academia, law and government. As part of each director’s biography, we identify and describe key experiences, qualifications and skills that the director contributes to the board. While each director comes from a unique background, the overall composition of the board includes broad experience in a number of important areas, including:

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Leadership. We believe that directors who have served as chief executive officers or senior executives are in a position to contribute practical insight into issues of business strategy and operations. They also have access to important sources of market intelligence, analysis and relationships that benefit the company.

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Industry experience. As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods industry, have global marketing and retail experience, and who have brand building expertise.

•

Financial expertise. We believe that a strong understanding of finance and financial reporting processes is important for our directors. Our directors have significant capital markets experience, corporate finance expertise and financial reporting backgrounds. Each of our audit committee members is financially literate, and four of our audit committee members qualify as audit committee financial experts.

•

Public policy experience. Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

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Global perspective. A significant portion of the company’s future growth depends on its success in markets outside of the United States. Directors with a global perspective help us make decisions on our strategic expansion into those markets.

Our guidelines also include a policy of encouraging a diversity of gender, ethnicity, age and geographic location; and a range of tenures on the board to ensure both continuity and fresh perspectives. The corporate governance committee periodically evaluates our progress against these guidelines in conjunction with its director search process. Final approval of director nominees is determined by the full board, based on the recommendation of the corporate governance committee.

Our directors are elected annually by a majority of votes cast. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If ever there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast. If unforeseen circumstances (such as death or disability) make it necessary for the board to substitute another person for any of the nominees, the proxies will vote your shares for that other person unless you instruct us otherwise when you vote.

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  Bradbury H. Anderson

Director since 2007

Bradbury H. Anderson, age 64, served as Vice Chairman of the Board of Best Buy Co., Inc., an electronics retailer, from 2002 until his retirement in 2010. He was also Chief Executive Officer of Best Buy from 2002 until his retirement from that position in 2009. Mr. Anderson joined Best Buy in 1973. Prior to becoming Chief Executive Officer, he served as Executive Vice President from 1986 to 1991 and President and Chief Operating Officer from 1991 to 2002. He is a director of Best Buy Co., Inc. and Waste Management, Inc.

Mr. Anderson brings to the board over 30 years of valuable retail expertise, unique consumer insights and brand building experience. He also adds strong leadership capabilities, strategic planning experience and operating expertise. During his tenure at Best Buy, Mr. Anderson helped to build the company from a local electronics retailer into a Fortune 100 company with a very strong branded identity.

  R. Kerry Clark

Director since 2009

R. Kerry Clark, age 61, served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, he had held various positions at The Procter & Gamble Company, a consumer products company, since 1974, including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board. He is a director of Textron, Inc. and Avnet, Inc., and he was a director of Cardinal Health, Inc., from 2006 to 2009.

Mr. Clark brings to the board business leadership, corporate strategy and operating expertise, and a strong background in consumer packaged goods. In particular, he has extensive experience in launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Clark also lends a global business perspective, based on his leadership of global business operations at Procter & Gamble.

  Paul Danos

Director since 2004

Paul Danos, age 71, has been Dean and Laurence F. Whittemore Professor of Business Administration at Tuck School of Business at Dartmouth College since 1995. Prior to that, Mr. Danos held academic positions at the University of Michigan from 1974 to 1995, the University of Texas from 1971 to 1974 and the University of New Orleans from 1970 to 1971. He was a director of B.J.’s Wholesale Club, Inc. from 2004 to 2011.

As a scholar and educator, Mr. Danos brings to the board significant financial accounting expertise and a unique approach to examining issues. Mr. Danos has been involved in several decades of research and scholarship, most recently as a Dean at Dartmouth College and before that as the Arthur Andersen Professor of Accounting at the University of Michigan.

  William T. Esrey

Director since 1989

William T. Esrey, age 73, is Chairman of the Board of Spectra Energy Corp., a provider of natural gas infrastructure, and Chairman Emeritus of Sprint Nextel Corporation, a telecommunications company. Mr. Esrey served as Chairman of the Board for Sprint from 1990 to 2003 and Chief Executive Officer from 1985 to 2003. From 2003 until its sale in 2004, Mr. Esrey served as Chairman of Japan Telecom, one of the leaders in the telecommunications industry in Japan.

As a former Chairman of the Board and Chief Executive Officer of Sprint Nextel Corporation, Mr. Esrey brings leadership, strategic planning, mergers and acquisitions and operating experience from a large, diversified company. During his tenure at Sprint, the company developed from a rural telephone company into a multi-billion dollar international corporation. Mr. Esrey also served as managing director at the investment banking firm of Dillon Read & Co. and provides the board with significant capital markets and corporate finance expertise. He currently serves on our finance committee, and is one of our audit committee financial experts.

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  Raymond V. Gilmartin

Director since 1997

Raymond V. Gilmartin, age 72, is the retired Chairman, President and Chief Executive Officer of Merck & Company, Inc., a pharmaceutical company, and served in that capacity from 1994 to 2005. He served as Special Advisor to the Executive Committee of the Board of Merck from 2005 to 2006. He previously served as Chairman, President and Chief Executive Officer of Becton Dickinson and Company, a medical technology company. Mr. Gilmartin was a Professor at Harvard Business School from 2006 to 2012 and served as an Executive-in-Residence through June 2013. Mr. Gilmartin was a director of Microsoft Corporation from 2001 to 2012.

Mr. Gilmartin brings to the board strong leadership, strategic planning capabilities, new product innovation and branding experience, and international operating expertise from his time at Merck. As our independent lead director, he draws on his management and boardroom experiences to foster active discussion and collaboration among the independent directors on the board, and to serve as an effective liaison with management. Mr. Gilmartin also provides significant expertise and leadership on corporate governance, and access to the latest developments and scholarship on strategic business planning.

  Judith Richards Hope

Director since 1989

Judith Richards Hope, age 72, was Distinguished Visitor from Practice and Professor of Law at Georgetown University Law Center from 2005 to July 2013; she was an Adjunct Professor at the Law Center from 2002 to 2003. Prior to that, Ms. Hope was a partner at the law firm of Paul, Hastings, Janofsky & Walker from 1981 until 2003, and a Senior Advisor to the Paul, Hastings firm from 2004 to 2005. She currently serves as the Chairman of the Board of the Castleton Music Festival. Ms. Hope is a director of Union Pacific Corporation, Russell Reynolds Associates, Inc. and Altius Holdings Limited.

Ms. Hope brings considerable legal oversight, risk assessment and policymaking expertise to the board. Ms. Hope’s law practice extensively involved clients from regulated industries. She served as Vice Chair of the President’s Commission on Organized Crime under President Ronald Reagan and as Associate Director of the White House Domestic Council under President Gerald Ford. Ms. Hope is also the chair of the audit committee at our company, and she chaired the audit committee at Union Pacific for 16 years until May 2013.

  Heidi G. Miller

Director since 1999

Heidi G. Miller, age 60, served as President of JPMorgan International, a division of global financial services firm JPMorgan Chase & Co., from 2010 until her retirement in 2012. She served as Executive Vice President, ceo, Treasury & Security Services, of JPMorgan Chase from 2004 to 2010. From 2002 to 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Previously, she had been Chief Financial Officer of Citigroup Inc. Ms. Miller is a director of The Progressive Corporation.

Ms. Miller’s financial expertise, risk management skills and international business background are valuable assets to the board, the audit committee and the finance committee. After earning a doctorate in Latin American History at Yale University, Ms. Miller spent 13 years with the Latin America Division of Chemical Bank, serving most recently as managing director and head of the emerging markets structured finance group. As head of Treasury & Security Services at JPMorgan Chase, she led the successful launch of a variety of new products and the group’s global expansion, particularly in Asia. As President of JPMorgan International, she focused on growth in emerging markets and expanding the bank’s global corporate bank. She is one of our audit committee financial experts.

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  Hilda Ochoa-Brillembourg

Director since 2002

Hilda Ochoa-Brillembourg, age 69, is the founder and has been since 1987 the President, Chief Executive Officer and Chief Investment Officer of Strategic Investment Group, an investment advisory firm. From 1976 to 1987, she served in various capacities within the Pension Investment Division of the World Bank, including as its Chief Investment Officer from 1981 to 1987. Prior to joining the World Bank, she served as an independent consultant in the fields of economics and finance, a lecturer at the Universidad Catolica Andres Bello in Venezuela and as treasurer of the C.A. Luz Electricia de Venezuela in Caracas. Ms. Ochoa-Brillembourg is a director of McGraw-Hill Companies and Cementos Pacasmayo SAA.

As President and Chief Executive Officer of the Strategic Investment Group, and as a former Chief Investment Officer for the World Bank, Ms. Ochoa-Brillembourg provides both a public and a private sector perspective on financial markets, financial services, corporate finance and accounting. From these roles, she has experience developing and reviewing risk measurement and management processes. She also contributes significant global policymaking and international experience, based on her service at the World Bank, the David Rockefeller Center for Latin American Studies and the Dean’s Council at the Harvard Kennedy School of Government. She is one of our audit committee financial experts.

  Steve Odland

Director since 2004

Steve Odland, age 54, has been President and Chief Executive Officer of the Committee for Economic Development, a non-profit, public policy organization, since January 2013. Prior to that, he was an Adjunct Professor in the graduate schools of business at Lynn University and at Florida Atlantic University from 2011 until 2012. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as an executive with Ahold USA, an international food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996.

Based on his tenure as Chairman and Chief Executive Officer at Office Depot and AutoZone, Mr. Odland brings business leadership and strategic planning skills, retail expertise and an operating background to the board. He provides valuable insights into consumer products marketing; brand building; Internet marketing and sales; food service, business-to-business; and international management from his executive roles in the food industry at Ahold, Quaker Oats and Sara Lee. Mr. Odland also lends expertise on corporate financial planning and corporate governance.

  Kendall J. Powell

Director since 2006

Kendall J. Powell, age 59, is Chairman of the Board and Chief Executive Officer of General Mills. Mr. Powell joined General Mills in 1979 and served in a variety of positions before becoming a Vice President in 1990. He became President of the Yoplait division in 1996, President of the Big G cereal division in 1997, and Senior Vice President of General Mills in 1998. From 1999 to 2004, he served as Chief Executive Officer of Cereal Partners Worldwide (CPW), our joint venture with Nestlé. He returned from CPW in 2004 and was appointed Executive Vice President. Mr. Powell was appointed President and Chief Operating Officer of General Mills with overall global operating responsibility for the company in 2006, Chief Executive Officer in 2007 and Chairman of the Board in 2008. He is a director of Medtronic, Inc.

Mr. Powell’s career-long dedication to the company; wide-ranging familiarity with the business; experience with the strategies that drive growth, both in the U.S. and internationally; and his collaborative working style have positioned him well to serve as our Chairman and Chief Executive Officer. Prior to his current role, Mr. Powell served in a number of key marketing and operational roles in the company’s U.S. Retail divisions. He also spent eleven years abroad focusing on our international operations, including five years as Chief Executive Officer of CPW.

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  Michael D. Rose

Director from 1985 to 2000 and since 2004

Michael D. Rose, age 71, served as Chairman of the Board of First Horizon National Corporation, a banking and financial services company, and its subsidiary, First Tennessee Bank National Association, from 2007 until his retirement in 2012. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, Inc., a privately held investment firm. He served as Chairman of the Board of Gaylord Entertainment Company from 2001 to 2005. Mr. Rose is also a director of Darden Restaurants, Inc. and Ryman Hospitality Properties, Inc., the successor to Gaylord Entertainment Company.

Based on his service as chairman for a number of public companies, most recently at First Horizon and Gaylord Entertainment, Mr. Rose brings leadership, strategic planning and governance expertise to the board. His knowledge of retail and consumer issues, accumulated over years of leadership roles in consumer service and hospitality companies, has enriched board discussions on marketing and brand building strategies. Mr. Rose is also active in governance and compensation matters. He serves as chair of the compensation committee at our company and has served as chair of the compensation committee at Darden Restaurants.

  Robert L. Ryan

Director since 2005

Robert L. Ryan, age 70, served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in 2005. Mr. Ryan was Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. from 1984 to 1993, Controller from 1983 to 1984 and Treasurer from 1982 to 1983. Prior to 1982, Mr. Ryan was Vice President at Citibank and was a management consultant for McKinsey & Company. Mr. Ryan is a director of Stanley Black & Decker, Inc. and Citigroup Inc. He was a director of UnitedHealth Group from 1996 to 2008, and of Hewlett-Packard Company from 2004 to 2011.

As former Chief Financial Officer at Medtronic and Union Texas Petroleum, Mr. Ryan brings significant audit, financial reporting, corporate finance and risk management experience to the board, including experience overseeing the controller, global audit, tax and treasury functions at these public companies. He has a well-developed understanding of the board’s role and responsibilities based on his service on other public company boards. He is one of our audit committee financial experts.

  Dorothy A. Terrell

Director since 1994

Dorothy A. Terrell, age 68, is the Managing Partner of FirstCap Advisors, a venture capital and advisory services firm that she founded in 2010. She was a limited partner of First Light Capital, a venture capital firm, from 2003 until 2010. Ms. Terrell served as President and Chief Executive Officer of the Initiative for a Competitive Inner City, a non-profit organization focused on inner city business development, from 2005 until 2007, and as Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications, from 1998 until 2002. She served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991. Ms. Terrell is a director of Herman Miller, Inc.

During her leadership roles at FirstCap Advisors, First Light and at three premier technology companies, Ms. Terrell helped businesses reach profitability, and she brings a breadth of experience in e-commerce, international marketing, plant management, manufacturing and enterprise risk assessment to the board’s strategic discussions. Ms. Terrell’s commitment to inner city business development and health care causes has positioned her to be an informed and effective chair for our public responsibility committee.

The board of directors unanimously recommends a vote FOR each director nominee.

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CORPORATE GOVERNANCE

We have a long-standing commitment to sound corporate governance practices. These practices provide an important framework within which our board of directors and management pursue the strategic objectives of General Mills and ensure the company’s long-term vitality for the benefit of stockholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by a majority of votes cast by stockholders. All board committees are composed entirely of independent directors.

The board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for board composition that are periodically re-examined by the corporate governance committee with input from the rest of the directors. As our directors’ commitments change, the board revisits their situations to ensure that they can continue to serve the best interests of the company and its stockholders. We also demand high standards of ethics from our directors and management as described in the director and employee codes of conduct.

Our governance principles are published on our website at www.generalmills.com in the “Investors” section. We have included some highlights from those principles in this section:

Board Independence

•

The board believes that a substantial majority of its members should be independent, non-employee directors. The board has established guidelines consistent with the current listing standards of the New York Stock Exchange for determining director independence. You can find these guidelines in our Corporate Governance Principles, which are posted in the Investors section of our website at www.generalmills.com.

•

Director affiliations and transactions are regularly reviewed to ensure there are no conflicts or relationships that might impair a director’s independence from the company, senior management and our independent registered public accounting firm.

•

The board has reviewed transactions between the company and each of our non-employee directors, their immediate family members and affiliated entities, including tuition paid to a university where Mr. Danos serves on the faculty. The board determined that these transactions were conducted in the ordinary course of our business and did not create a material relationship between the company and any of the directors involved, according to our independence guidelines.

•

Based on this review, the board has affirmatively determined that the following non-employee directors are independent under our guidelines and as defined by New York Stock Exchange listing standards: Bradbury H. Anderson, R. Kerry Clark, Paul Danos, William T. Esrey, Raymond V. Gilmartin, Judith Richards Hope, Heidi G. Miller, Hilda Ochoa-Brillembourg, Steve Odland, Michael D. Rose, Robert L. Ryan and Dorothy A. Terrell. The board has also determined that all board committees are composed entirely of independent, non-employee directors.

Certain Relationships and Related Transactions

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Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5% stockholders and their immediate family members or affiliates. The policy applies to:

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all financial transactions, arrangements or relationships involving over $100,000;

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in which the company, or one of its affiliates, is a participant; and

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in which a related person could have a direct or indirect interest

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The policy does not apply to certain compensation payments which have been approved by the compensation committee or disclosed in the Proxy Statement; transactions that are available to all other stockholders or employees on the same terms; or transactions with an entity where the related person’s interest is only as a director or a less than 10% owner.

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•

The board has delegated to our corporate governance committee the authority to review potential or existing transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its stockholders, and that comply with applicable policies, codes of conduct and legal restrictions.

•

The corporate governance committee reviewed and ratified a number of commercial and charitable transactions in fiscal 2013, including the following:

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BlackRock Institutional Trust Company, N.A and Blackrock Investments, LLC, provide asset management services to the company’s benefit plans. They are affiliates of BlackRock, Inc., which owns more than 5% of our outstanding shares. Our engagement of BlackRock is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

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State Street Global Advisors serves as the fiduciary for company stock funds within our 401(k) Plan and provides asset management services to our other benefit plans. It is an affiliate of State Street Corporation, which owns more than 5% of our outstanding shares. Our engagement of State Street is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board composition guidelines and selection criteria for individual directors, see Proposal Number 1 — Election of Directors. The corporate governance committee also reviews whether a potential candidate meets board and/or committee membership requirements imposed by law, regulation or stock exchange rules; recommends whether a potential candidate is independent and evaluates the potential for any conflict of interest between the director and General Mills.

Director nominees recommended by the corporate governance committee are subject to full board approval and election by stockholders at the annual meeting of stockholders. In October 2010, director nominee Steve Odland entered into a settlement agreement with the Securities and Exchange Commission (the “SEC”) in connection with an administrative order related to alleged non-compliance with SEC Regulation FD while Mr. Odland was the CEO of Office Depot, Inc. Regulation FD requires companies to disclose important information to all investors at the same time. Mr. Odland did not admit any wrongdoing as part of the settlement agreement. In considering Mr. Odland’s nomination, the corporate governance committee and the board of directors reviewed the facts and circumstances related to the SEC proceeding, and concluded that they do not raise any concerns about his ability to serve on the board. Mr. Odland is a valuable director and has demonstrated the highest degree of ethics and integrity while serving on our board of directors.

From time to time, the corporate governance committee retains a search firm to assist in identifying, evaluating and recruiting director candidates, based on specified criteria, and pays the firm a fee for these services. Suggestions also are received from board members and stockholders. Of the 13 directors recommended for election at the 2013 Annual Meeting, all nominees were elected as directors at our 2012 Annual Meeting.

Stockholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the stockholder’s name, address and the number of General Mills shares beneficially owned; the name of the individual being recommended and number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the stockholder and individual being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the stockholder provide certain additional information. For the board to consider a candidate for nomination at the 2014 Annual Meeting, stockholders should submit the required information to the Corporate Secretary by April 14, 2014.

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The corporate governance committee will consider and evaluate stockholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by stockholders in the Proxy Statement. During fiscal 2013, we received no director recommendations from our stockholders.

Under our By-laws, stockholders may also nominate a candidate for election at an annual meeting of stockholders. Beginning this year, our annual meeting typically will be held on the fourth Tuesday in September. Stockholders who intend to present a nomination at our 2014 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our By-laws no earlier than May 27, 2014 and no later than June 26, 2014. Director nominees submitted through this process will be eligible for election at the 2014 Annual Meeting, but will not be included in proxy materials sent to stockholders prior to the meeting.

Board Leadership

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The Chairman of the Board leads the board and oversees board meetings and the delivery of information necessary for the board’s informed decision-making. The Chairman also serves as the principal liaison between the board and our management.

•

The board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the company and that contributes to the effective operation of the board. Currently, the board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the company well by providing unified leadership and direction.

•

When the Chairman and Chief Executive Officer roles are combined, an independent director serves as lead director and:

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presides at all board meetings at which the Chairman is not present, including executive sessions of the non-employee directors, which are held after each board meeting;

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serves as a liaison between the Chairman and the non-employee directors;

–

approves board meeting agendas and consults with the Chairman on information provided to the board;

–

approves meeting schedules to assure that there is sufficient time for discussions;

–

calls meetings of the non-employee directors and sets agendas for executive sessions; and

–

serves as board representative for consultation and direct communication with major stockholders on issues that the board determines may not be addressed by the Chairman or other board designees and as otherwise deemed appropriate by the board.

Raymond V. Gilmartin currently serves as the lead director.

The Board’s Role in Succession Planning

Each year, the board reviews and discusses our management development and succession plans. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer. The board has adopted procedures to elect a successor in the event of the Chief Executive Officer’s sudden departure.

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The Board’s Role in Risk Management

Enterprise Risk Management

The board believes that effective enterprise risk management must be an integral part of board and committee deliberations throughout the year.

•

The audit committee annually reviews the company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as mitigating practices. The audit committee then discusses the process and results with the full board.

•

In addition, the board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, its business strategy at the board’s annual strategic planning meeting and other topics as appropriate.

•

Each committee conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted under Board Committees and Their Functions, and reports its conclusions to the board.

•

The board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

Through these processes, the board oversees a system to identify, assess and address material risks to the company on a timely basis.

Compensation Risk Assessment

Management periodically reviews a risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, with the assistance of Frederic W. Cook & Co., Inc., the compensation committee’s independent consultant.

The risk assessment begins with a mapping of the company’s incentive programs, by employee type and level as well as across business units. Management then analyzes the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, terms of equity incentives, change in control and severance arrangements, sufficiency of stock ownership policies, governance of compensation decisions, and enterprise risks that may be created by compensation policies and practices. Management also considers our compensation practices that mitigate risk.

Management discusses the findings of the risk assessment with the compensation committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the company.

Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. The corporate governance committee reviews committee and committee chair assignments annually, and recommends committee rosters to the full board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, the directors’ other responsibilities and scheduling flexibility. Assignments are rotated to ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown is as of August 1, 2013:

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	Audit Committee	Compensation Committee	Corporate Governance Committee	Finance Committee	Public Responsibility Committee
Bradbury H. Anderson
R. Kerry Clark
Paul Danos
William T. Esrey
Raymond V. Gilmartin
Judith Richards Hope
Heidi G. Miller
Hilda Ochoa-Brillembourg
Steve Odland
Michael D. Rose
Robert L. Ryan
Dorothy A. Terrell
Chairperson Member Financial Expert

Audit Committee

Number of meetings in fiscal 2013: Seven

Functions:

•

Oversees integrity, adequacy and effectiveness of internal controls, audits, and financial reporting processes;

•

Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;

•

Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;

•

Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;

•

Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management processes, policies and guidelines for identifying, assessing and managing key financial and operational risks;

•

Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval; and

•

Reviews the performance of the internal audit function.

Financial Experts:

The board of directors has unanimously determined that (i) all audit committee members are financially literate under the New York Stock Exchange listing standards and (ii) Mr. Esrey, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Ryan qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the New York Stock Exchange listing standards. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

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Compensation Committee

Number of meetings in fiscal 2013: Four

Functions:

•

Reviews compensation policies for executive officers and employees to ensure they provide appropriate motivation for corporate performance and increased stockholder value;

•

Conducts performance reviews of the Chief Executive Officer;

•

Recommends compensation and equity awards for the Chief Executive Officer and approves them for other senior executives;

•

Recommends the compensation and equity awards for the non-employee directors;

•

Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and

•

Reviews and discusses with management the Compensation Discussion and Analysis and recommends its inclusion in the Proxy Statement.

Corporate Governance Committee

Number of meetings in fiscal 2013: Four

Functions:

•

Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;

•

Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;

•

Recommends candidates for election to the board and evaluates continuing service of incumbent directors;

•

Oversees the board self-evaluation process; and

•

Reviews and approves transactions between General Mills and related persons.

Finance Committee

Number of meetings in fiscal 2013: Four

Functions:

•

Reviews financial policies and performance objectives, including dividend policy;

•

Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;

•

Reviews the annual business plan and related financing implications; and

•

Reviews financial risk management strategies, including the use of derivatives.

Public Responsibility Committee

Number of meetings in fiscal 2013: Three

Functions:

•

Reviews public policy issues and social trends affecting General Mills;

•

Monitors our corporate citizenship activities and sustainability programs;

•

Evaluates our policies in the context of emerging corporate social responsibility issues; and

•

Reviews our policies governing political contributions and our record of contributions.

A copy of each committee’s charter may be found on our website at www.generalmills.com in the “Investors” section under “Corporate Governance.”

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Director Attendance

Directors are expected to attend all board and committee meetings, as well as the annual meetings of stockholders, absent exigent circumstances. All of our directors in office at the time attended the 2012 Annual Meeting of Stockholders. During fiscal 2013, the board of directors met six times and various committees of the board met a total of 22 times. All directors attended at least 75% of the aggregate total meetings of the board and board committees on which they served during fiscal 2013.

Determining Executive Compensation

Shortly after the end of each fiscal year, the compensation committee takes annual compensation actions for our executive officers, with a view to incenting and rewarding the achievement of superior financial results and appropriately aligning pay and performance. The committee reviews each component of executive officer compensation in the context of the company’s performance, including merit increases to base salary, annual incentive awards for the prior fiscal year’s performance, long-term incentive equity awards, and parameters for the next fiscal year’s awards. For the Chief Executive Officer, the board reviews and approves the committee’s recommendations.

The compensation committee recognizes the impact that its decisions have on the company’s performance and the company’s reputation. As a result, the committee invests significant time and resources in evaluating its executive compensation actions. The committee examines corporate performance as measured by our incentive programs; competitive market data from the consumer packaged goods industry peer group; the board’s evaluation of the Chief Executive Officer’s performance against the fiscal year’s objectives; and the recommendations of the Chief Executive Officer for the other executive officers. Other considerations include the officer’s cumulative earnings and stock awards, retirement balances and termination benefits, which provide context for annual compensation actions and which are summarized in tally sheets; feedback from our ongoing stockholder engagement efforts; and the results of the most recent stockholder say-on-pay vote.

Frederic W. Cook & Co., Inc., the committee’s independent compensation consultant (referred to as “Cook & Co” or the “independent compensation consultant”), and management play integral roles in the compensation-setting process. Cook & Co. advises the compensation committee on director and executive compensation, but performs no other services for General Mills. The compensation committee actively works with the independent compensation consultant to formulate compensation decisions for our Chief Executive Officer. Management makes recommendations to the committee for the other executive officers, and Cook & Co. advises the committee on those recommendations.

Management’s and Cook & Co.’s recommendations are accompanied by competitive market data from the consumer packaged goods industry peer group. The independent compensation consultant annually conducts a detailed review of the consumer packaged goods industry peer group, including benchmarking on pay philosophies, compensation elements and incentive mix. The consultant also annually performs internal equity comparisons of named executive officer compensation to support the compensation committee’s review process. Other executive compensation services performed by the independent compensation consultant for the compensation committee in fiscal 2013 included:

•

An analysis of current and potential performance metrics for our incentive plans and how these metrics correlate to total stockholder return;

•

A review of General Mills’ goal-setting methodology for annual incentives;

•

A report on compensation trends and regulatory developments; and

•

A complete review of General Mills’ industry and compensation peer groups.

An adviser from Cook & Co. attends compensation committee meetings to serve as a resource for the committee. In order to encourage independent review and discussion of executive compensation matters, the compensation committee and the committee chair may request meetings with the independent compensation consultant in executive session without management present.

The compensation committee has sole authority to retain or replace the independent compensation consultant. In order to maintain consultant independence, compensation committee pre-approval is required for all services performed by the independent compensation consultant. The compensation committee annually evaluates the independent compensation consultant’s performance, and beginning this year, it assessed the consultant’s independence in accordance with the listing standards of the New York Stock Exchange. The committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the listing standards.

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Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct are available on our website at www.generalmills.com.

The audit committee of the board of directors has established procedures for employees, stockholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

Communications with the Board

Interested parties may directly contact any of our directors, any committee of the board, the board’s non-employee directors as a group, the lead director, or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or does not relate to the responsibilities of the board.

DIRECTOR COMPENSATION

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of stockholders.

Determining Director Compensation. The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Annual Retainer. Non-employee directors each receive an annual retainer of $75,000. The chair of the audit committee receives an additional $15,000, chairs of other committees receive an additional $10,000, and other audit committee members receive an additional $5,000. We do not pay any additional fees for attending or chairing a meeting. We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash and/or common stock.

Stock Ownership Policy. A substantial portion of non-employee director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that non-employee directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five-times their annual retainer. As of July 26, 2013, all non-employee directors had met or exceeded these stock ownership requirements.

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Restricted Stock Units. Beginning in fiscal 2013, each non-employee director received approximately $180,000 in restricted stock units upon attending his or her first board meeting and upon each re-election. Previously, we delivered approximately 50% of this value in stock options, and 50% of it in restricted stock units. Given our emphasis on director stock ownership and the annual term of their board service, we believe that restricted stock units are an appropriate incentive vehicle for non-employee directors.

The number of restricted stock units is determined based on the closing price of our common stock on the New York Stock Exchange on the date of the grant. Restricted stock units are granted under the 2011 Compensation Plan for Non-Employee Directors. The restricted stock units vest at the next annual meeting of stockholders. Directors who leave the board prior to vesting forfeit their restricted stock units. In the event an active director dies, his or her restricted stock units fully vest. Restricted stock units earn amounts equivalent to the regular dividend payments on our common stock. These amounts can be reinvested in additional stock units or paid to the director. Dividend equivalents will be distributed only to the extent the underlying restricted stock units vest.

Deferred Compensation. Non-employee directors may defer their retainers and restricted stock units. Their deferred cash accounts earn a monthly rate of return which tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our stockholders. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units also tracks our common stock performance. Earnings credited are not above-market or preferential.

Other Benefits. We have a Planned Gift Program for Directors (the “Planned Gift Program”) that has been discontinued for all directors elected after fiscal 2006. Upon the death of a participating director, the company will donate $1 million to a qualifying charity recommended by the director. We have calculated the change in the accrued liability for the benefit in fiscal 2013 and included it under footnote 4, All Other Compensation, in the table in this section.

The General Mills Foundation matches eligible charitable contributions made by active, non-employee directors of up to $15,000 in each calendar year to eligible colleges, secondary and elementary schools, and approved funds, and up to $15,000 to eligible art and cultural organizations. These matching charitable contributions are included under footnote 4, All Other Compensation, in the table in this section.

The fiscal 2013 compensation of our non-employee directors is shown in the following table.

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Director Compensation For Fiscal 2013

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Bradbury H. Anderson	75,000	179,989	—	254,989
R. Kerry Clark	76,250	179,989	15,000	271,239
Paul Danos	76,250	179,989	28,376	284,615
William T. Esrey	82,500	179,989	55,874	318,363
Raymond V. Gilmartin	85,000	179,989	41,122	306,111
Judith Richards Hope	90,000	179,989	36,327	306,316
Heidi G. Miller	78,750	179,989	15,817	274,556
Hilda Ochoa-Brillembourg	78,750	179,989	36,379	295,118
Steve Odland	75,000	179,989	34,066	289,055
Michael D. Rose	85,000	179,989	39,376	304,365
Robert L. Ryan	87,500	179,989	23,637	291,126
Dorothy A. Terrell	85,000	179,989	38,721	303,710

(1)

Includes the annual retainer and additional fees for directors who chair a board committee or who serve on the audit committee.

(2)

Includes the grant date fair value for 4,474 restricted stock units granted to each director upon re-election in fiscal 2013, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

The grant date fair value is based on $40.23 per share, the closing price of our common stock on the New York Stock Exchange on the grant date, September 24, 2012.

At fiscal year end, each non-employee director held 4,474 restricted stock units, except for Mr. Anderson, Mr. Danos, Ms. Hope, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Odland, who each reinvested their dividend equivalents and held 4,576 restricted stock units.

(3)

The non-employee directors’ equity awards are now delivered entirely in restricted stock units, though they continue to hold previously awarded stock options. At fiscal year end, the total number of stock options held by each non-employee director was as follows: Mr. Anderson 71,686; Mr. Clark 55,642; Mr. Danos 131,686; Mr. Esrey 151,686; Mr. Gilmartin 151,686; Ms. Hope 121,686; Ms. Miller 71,686; Ms. Ochoa-Brillembourg 127,975; Mr. Odland 131,686; Mr. Rose 111,686; Mr. Ryan 71,686; and Ms. Terrell 51,686.

(4)

All Other Compensation includes:

ALL OTHER COMPENSATION

Name	Planned Gift Program(5) ($)	Charitable Matching Gifts ($)	Total ($)
B. H. Anderson	—	—	—
R. K. Clark	—	15,000	15,000
P. Danos	24,376	4,000	28,376
W. T. Esrey	25,874	30,000	55,874
R. V. Gilmartin	25,122	16,000	41,122
J. R. Hope	24,084	12,243	36,327
H. G. Miller	15,817	—	15,817
H. Ochoa-Brillembourg	21,379	15,000	36,379
S. Odland	14,066	20,000	34,066
M. D. Rose	24,376	15,000	39,376
R. L. Ryan	23,637	—	23,637
D. A. Terrell	20,721	18,000	38,721

(5)

Includes interest cost recognized in fiscal 2013 in connection with the Planned Gift Program. Calculations assume 4.70% discount rate at the end of fiscal 2013; benefit payment immediately upon death; and mortality rates based on the 2012 IRS Statistic Annuitant Mortality Table.

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OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5% of our outstanding shares. Unless otherwise noted, all amounts are as of July 26, 2013, and the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Shares(1)		Exercisable Options(2)	Percent of Class
B. H. Anderson	27,034	(3)	71,686	*
R. K. Clark	16,293		55,642	*
P. Danos	14,777	(4)	131,686	*
W.T. Esrey	104,912		151,686	*
I.R. Friendly	234,875	(5)	650,316	*
R.V. Gilmartin	106,027		151,686	*
J.R. Hope	69,617	6)	121,686	*
H.G. Miller	37,299		71,686	*
D.L. Mulligan	97,501	(7)	386,612	*
H. Ochoa-Brillembourg	31,207		127,975	*
S. Odland	25,893		131,686	*
C.D. O’Leary	122,990		755,916	*
R.A. Palmore	86,706		175,320	*
K.J. Powell	216,468		1,901,838	*
M.D. Rose	66,444	(8)	111,686	*
R.L. Ryan	21,364		71,686	*
D.A. Terrell	50,759		51,686	*
All directors, nominees and executive officers as a group (24 persons)	2,008,147	(9)	7,505,059	1.5
State Street Corporation	41,513,391	(10)	—	6.5
BlackRock, Inc.	42,211,299	(11)	—	6.6

*

Indicates ownership of less than 1% of the total outstanding shares.

(1)

Includes:

•

Shares of our common stock directly owned;

•

Shares of our common stock allocated to participant accounts under our 401(k) Plan;

•

Restricted stock units that vest within 60 days of July 26, 2013, as to which the beneficial owner currently has no voting or investment power: 4,474 restricted stock units for each non-employee director, except for Mr. Anderson, Mr. Danos, Ms. Hope, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Odland, who each reinvested their dividends and held 4,576 restricted stock units; and 54,299 restricted stock units for all directors, nominees and executive officers as a group; and

•

Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 8,403 units for Mr. Anderson; 9,245 units for Mr. Clark; 5,076 units for Mr. Danos; 20,988 units for Mr. Esrey; 157,955 units for Mr. Friendly; 21,367 units for Mr. Gilmartin; 56,464 units for Ms. Hope; 16,842 units for Ms. Miller; 26,632 units for Ms. Ochoa-Brillembourg; 21,317 units for Mr. Odland; 12,289 units for Mr. Rose; 15,840 units for Mr. Ryan; 39,805 units for Ms. Terrell; and 566,672 units for all directors, nominees and executive officers as a group.

(2)

Includes options that were exercisable on July 26, 2013 and options that become exercisable within 60 days of July 26, 2013.

(3)

Includes 2,800 shares held in individual trusts by either Mr. Anderson or his spouse, for which they serve as trustees.

(4)

Includes 5,126 shares owned jointly by Mr. Danos and his spouse.

(5)

Includes 2,256 shares held in custodial accounts for Mr. Friendly’s minor children and 42,324 shares held in a trust for the benefit of Mr. Friendly’s spouse and minor children. Mr. Friendly’s spouse serves as trustee of the trust.

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(6)

Includes 10 shares held in trust for the benefit of Ms. Hope’s grandson, for which she serves as trustee.

(7)

Includes 93,704 shares owned jointly by Mr. Mulligan and his spouse.

(8)

Includes 29,681 shares held in a grantor trust.

(9)

Includes 407,229 shares held solely by, jointly by, or in trust for the benefit of family members.

(10)

Based on information contained in a Schedule 13G filed by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, with the SEC on February 11, 2013. The filing indicated that as of December 31, 2012, State Street had shared investment power and shared voting power over all of these shares.

(11)

Based on information contained in a Schedule 13G/A that BlackRock, Inc. and its subsidiaries (“BlackRock”), at 40 East 52nd Street, New York, New York 10022, filed with the SEC on February 6, 2013. The filing indicated that as of December 31, 2012, BlackRock had sole investment power and sole voting power over all of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those directors and officers, we believe that each director and executive officer has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2013.

PROPOSAL NUMBER 2   ADVISORY VOTE ON EXECUTIVE COMPENSATION

The company provides its stockholders with an annual advisory vote on the compensation of its named executive officers, pursuant to Section 14A of the Securities Exchange Act of 1934. At the 2012 Annual Meeting, more than 94% of the votes cast supported our executive compensation program. Our compensation committee reviewed the results of the advisory vote, and also considered feedback from some of our largest investors, who expressed no significant concerns about our executive compensation policies and practices. The committee determined that last year’s vote demonstrated strong investor support for our current executive compensation program and made no changes to our program in response to the vote. Nevertheless, the compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance. Consistent with our stockholders’ preference and prevailing investor demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking stockholders to approve the following resolution:

RESOLVED, That the stockholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2013 Annual Meeting of Stockholders.

General Mills’ guiding compensation philosophy is to maintain programs that will attract, motivate, reward and retain competitively superior leaders who are able to consistently achieve top tier corporate performance and total stockholder return. The compensation committee bases its executive compensation decisions on the following core principles:

•

Pay is performance based: Executive compensation at General Mills is tightly linked to company performance. As executives assume greater responsibility, a larger portion of their total compensation becomes dependent on company, business unit, and individual performance. Base salaries are targeted at or below the median of salaries paid by U.S. companies in the consumer packaged goods industry peer group. Annual and long-term incentive programs are designed to build to a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

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•

Individual performance evaluations focus on results and values: Named executive officers are evaluated on their specific contributions, as well as the behaviors they exhibit as they drive results.

•

Compensation opportunities must be competitive: Competition for management talent in the consumer packaged goods industry is consistently intense. To ensure that executive compensation at General Mills remains competitive, the compensation committee, with the assistance of management and the independent compensation consultant, monitors the compensation practices of U.S. companies in the consumer packaged goods industry peer group, as well as those of a broader group of leading industrial companies.

We believe that the company’s long-standing executive compensation programs have been effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which company managers think and act like stockholders, and in enabling General Mills to attract and retain some of the most talented executives in the consumer packaged goods industry. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how the company’s compensation programs reflect our overarching compensation philosophy and core principles.

The advisory vote will not be binding on the compensation committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee of the company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our annual report on Form 10-K for the fiscal year ended May 26, 2013.

SUBMITTED BY THE COMPENSATION COMMITTEE

Michael D. Rose, Chair

Bradbury H. Anderson

Raymond V. Gilmartin

Judith Richards Hope

Steve Odland

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Compensation Discussion and Analysis

Executive Summary of Fiscal 2013 Company Performance and Compensation Actions

General Mills strives to achieve financial performance that consistently ranks in the top tier of results from our consumer packaged goods industry peer group, and to deliver superior returns to our stockholders in terms of stock price appreciation and dividends. Our consumer packaged goods industry peer group is described on page 28. Our research indicates that food manufacturers in our industry peer group with the highest five-year total stockholder return are those with the most consistent performance in terms of sales growth, operating profit growth, earnings per share growth, and improvement in return on capital. As a result, since fiscal 2006, we have measured our financial performance, and calculated our pay-for-performance incentive compensation, using these Corporate Performance Measures.

Since we adopted the Corporate Performance Measures, we have met or exceeded the multi-year targets set forth in our long-term growth model. Our net sales have grown at a 6% compound annual rate. Our segment operating profit has grown consistently despite increasing levels and volatility of input cost inflation, compounding at 6% per year, and our adjusted earnings per share has increased at a 9% compound annual rate. In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, these performance results reflect adjustments for certain items affecting comparability as described in Appendix A.

Fiscal 2013 Company Performance

The operating environment for food manufacturers slowly improved during fiscal 2013 as input cost inflation moderated. For General Mills, inflation eased from the 10% we experienced in fiscal 2012 to a more manageable 3% for fiscal 2013. In our core market, the United States, consumer sentiment improved and food prices, which moved broadly higher in fiscal 2012, generally stabilized as fiscal 2013 concluded.

In fiscal 2013 we maintained focus on our core strategies of brand building investment, international expansion, customer partnerships, new product innovation and holistic margin management initiatives, and we continued to invest for future growth. We took strategic actions that increased our worldwide sales base and strengthened our portfolio. In particular, we sustained a high level of new product activity worldwide, and we made key strategic acquisitions that expand our participation in fast-growing food categories and emerging markets.

Our fiscal 2013 financial performance slightly exceeded the median performance range established at the start of the year for most of our Corporate Performance Measures. Performance results included: 5% adjusted earnings per share growth, 2% net sales growth, 6% segment operating profit growth, and an 80 basis point decline in return on average total capital. Our earnings per share performance was below our high single-digit long-term target, reflecting increased pension expense, the partial-year impact of the Yoki Alimentos acquisition and significant planned reinvestment in marketing and merchandising for U.S. yogurt and select other product lines. These fiscal 2013 performance results reflect adjustments for certain items affecting comparability as described in Appendix A.

We continue to deliver competitive returns to our stockholders, in a period when companies in the consumer packaged goods industry have enjoyed significant stock appreciation. In fiscal 2013, including stock price performance and reinvested dividends, our one-year return of 29% was in line with the 28% return for the Standard & Poor’s (”S&P”) 500 stock index. While our three-year annualized return of 15% was slightly below the index’s 17% comparable return, our five-year annualized return of 13% was more than double the index’s 6% comparable return. Relative to our consumer packaged goods industry peer group, our one- and three-year annualized returns were slightly below the peer group’s respective 33% and 17% comparable returns. Our five-year annualized return was in line with the 12% comparable return for the peer group.

Annual stockholder returns include our long-standing dividend payment record. Over the past five years, which was a challenging period for the capital markets overall, General Mills’ dividends per share increased at an 11% compound annual rate. The company’s dividend yield has averaged roughly 3% over this same period. General Mills has one of the longest dividend histories in corporate America. The company and its predecessor firm have paid stockholder dividends without interruption or reduction for 114 years.

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The compensation committee believes that the company’s long-standing executive compensation programs have been effective at incenting the achievement of superior results, appropriately aligning pay and performance, creating an ownership culture in which company managers think and act like stockholders, and enabling General Mills to attract and retain some of the most talented executives in the consumer packaged goods industry.

Fiscal 2013 Compensation Actions

Executive compensation at General Mills is competitive and tightly linked to performance. The total direct compensation for our named executive officers can vary significantly from year to year depending on performance. In fiscal 2013:

•

Total direct compensation was positioned at approximately the median of the compensation peer group, while our financial performance slightly exceeded the median performance range established for our Corporate Performance Measures.

•

Consistent with year-over-year changes in financial performance, total direct compensation was higher than in fiscal 2012 and fiscal 2011.

Year-Over-Year Change in Total Direct Compensation for the Chief Executive Officer

The board approved the following compensation actions for our Chief Executive Officer, Kendall J. Powell, based on the board’s annual assessment of his performance in fiscal 2013 and the independent compensation consultant’s analysis of competitive compensation levels within the consumer packaged goods industry peer group:

•

An annual incentive cash award of $2.2 million, an increase of 33% over the award received for fiscal 2012 performance, and

•

Annual and long-term incentive stock awards of $5.3 million, an increase of 31% over the value of awards received in fiscal 2012. During the same period, our stock price increased by 27%, which was a primary contributor to the increase in Mr. Powell’s stock award value.

While total direct compensation for our Chief Executive Officer increased 27% over fiscal 2012 (see table below), it remained slightly below median within our compensation peer group. See the CEO Performance and Compensation section on page 36 for more detail on how the board assessed Mr. Powell’s performance to determine his compensation.

The table below outlines the year-over-year change in total direct compensation for our Chief Executive Officer:

YEAR-OVER-YEAR CHANGE IN CHIEF EXECUTIVE OFFICER TOTAL DIRECT COMPENSATION TIED TO FISCAL YEAR PERFORMANCE

Fiscal Year	Base Salary Earned ($)	Annual Incentive Award		Long-Term Incentive Award & Special Off-Cycle Awards*		Total Direct Compensation ($)	FY vs FY (% change)	FY13 vs FY11 (% change)
		Cash ($)	Value of RSUs ($)	Value of RSUs ($)	Value of Stock Options ($)
2013	1,133,583	2,180,504	686,866	2,850,793	1,778,404	8,630,150	+27%	+5%
2012	1,108,333	1,639,225	442,616	2,443,508	1,168,909	6,802,591	-17%
2011	1,059,883	1,695,135	498,391	2,835,676	2,105,822	8,194,907
* Special off-cycle awards include fiscal 2011 grants described on page 36.

Key Highlights and Policies of Our Executive Compensation Program

•

94.9% stockholder support for our executive compensation program. At the 2012 Annual Meeting, more than 94% of the votes cast supported our executive compensation program. Our compensation committee reviewed the results of the advisory vote, and also considered feedback from some of our largest investors, who expressed no significant concerns about our executive compensation policies and practices. The committee determined that last year’s vote demonstrated strong investor support for our current executive compensation program and made no changes to our program in response to the vote. Nevertheless, the compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

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•

Independent compensation committee consultant engagement. The compensation committee has a policy for engaging and annually evaluating the committee’s independent compensation consultant, in order to ensure the consultant’s accountability to the committee and the consultant’s continuing independence in accordance with the listing standards of the New York Stock Exchange. The compensation committee has the sole authority to retain or replace the independent compensation consultant. Compensation committee approval is required prior to the company retaining the independent compensation consultant for any executive compensation services or other consulting services or products above an aggregate annual amount of $25,000. In accordance with the policy, the compensation committee continued its relationship with the firm of Frederic W. Cook & Co., Inc. as its independent compensation consultant for fiscal 2013. This firm advises the compensation committee on executive and director compensation matters but performs no other services for the company.

•

No employment contracts for named executive officers. None of the named executive officers has an employment agreement that guarantees the terms of engagement regardless of performance. The company believes that special agreements are unnecessary, and officers are already protected under the board-approved Separation Pay and Benefits Program for Officers.

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Compensation decisions made within context of current and accumulated compensation. Consistent with past practice, management prepared a tally sheet including detailed analysis of all compensation and benefits paid to and accumulated by the named executive officers. These tally sheets were provided for the compensation committee’s review at each meeting during the fiscal year, allowing the committee to make pay decisions with an overall understanding of the entire rewards package.

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Compensation programs reviewed for potential risks. As described under The Board’s Role in Risk Management, the compensation committee reviewed management’s assessment of compensation risk, which was conducted with guidance from the committee’s independent compensation consultant. The committee concluded that General Mills’ compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the company.

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Executive compensation clawback policy. In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers whose conduct contributed significantly to a financial restatement. Also, the compensation committee may take action where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

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Stock compensation programs governed and administered responsibly. Management continually reviews how the stock compensation programs are governed, and administers the programs so that practices serve the best interests of the company and its stockholders.

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There is typically a minimum four-year cliff vesting schedule for awards, and a prohibition on reusing shares that are canceled under prior plans.

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There is a double-trigger requirement for change in control vesting of stock awards.

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There are strict administrative guidelines on the timing and approval of stock compensation awards.

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The compensation committee approves all awards to SEC reporting officers, and the board approves awards to the Chief Executive Officer.

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Under the terms of the 2011 Stock Compensation Plan, no backdating or repricing of stock options is allowed, and the company cannot grant stock options at a discount to fair market value on the grant date.

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Dividend equivalents accrue on unvested restricted stock units, but dividends are paid only if and when the units vest.

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All awards are subject to the company’s clawback policy.

•

Executives hold a significant amount of company stock. The company requires stock ownership worth a minimum of ten times salary for the Chief Executive Officer and five times salary for other named executive officers. Direct and family-owned shares of stock, deferred stock units, unvested restricted stock units, and stock units in the 401(k) Plan are included in the computation. All named executive officers greatly exceed these minimum stock ownership requirements. In fact, the Chief Executive Officer holds company stock worth 26 times his base salary and the other named executive officers hold company stock worth, on average, 20 times their base salaries. Executive officers are encouraged to hold shares from stock option exercises and vested restricted stock units until the stock ownership requirement is met.

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•

Executives are prohibited from hedging their ownership in company stock or pledging their shares. Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They are also prohibited from pledging company stock as security for loans.

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Tax deductibility of compensation. The Executive Incentive Plan and the 2011 Stock Compensation Plan have been structured so that incentive awards granted under the Executive Incentive Plan and the 2011 Stock Compensation Plan can typically qualify as performance-based compensation, which is tax-deductible to the company under Section 162(m) of the Internal Revenue Code.

Compensation Philosophy and Principles

General Mills’ guiding philosophy is to maintain a compensation system that will attract, motivate, reward and retain competitively superior leaders who are able consistently to achieve corporate performance and total stockholder return that are in the top tier of the consumer packaged goods industry peer group. The compensation committee bases its compensation decisions on the following core principles:

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Pay is performance based: Executive compensation at General Mills is tightly linked to company performance. As executives assume greater responsibility, a larger portion of their total compensation becomes dependent on company, business unit, and individual performance. Base salaries are targeted at or below the median of salaries paid by U.S. companies in the consumer packaged goods industry peer group. Annual and long-term incentive programs are designed to build to a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

•

Individual performance evaluations focus on results and values: Named executive officers are evaluated on their specific contributions, as well as the behaviors they exhibit as they drive results. Everything they do should reflect our strong core values and they are expected to live these values every day. General Mills believes these values are essential to achieving long-term sustainable growth and increased value for stockholders:

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Do the right thing all the time

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Build great brands

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Strive for consistently superior performance

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Innovate in every aspect of our business

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Respect, develop and invest in our people

•

Compensation opportunities must be competitive: Competition for management talent in the consumer packaged goods industry is consistently intense. To ensure that executive compensation at General Mills remains competitive, the compensation committee, with the assistance of management and the independent compensation consultant, monitors the compensation practices of U.S. companies in the consumer packaged goods industry peer group, as well as those of a broader group of leading industrial companies. In performing these analyses, peer group proxy data and two major survey sources are utilized:

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Proxy Analysis: The independent compensation consultant compares our pay practices and levels for named executive officers with those disclosed in the annual proxy statements of the 13 major U.S. consumer packaged goods companies that are part of the consumer packaged goods industry peer group.

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Surveys: Management participates in annual surveys conducted by Aon Hewitt and Towers Watson which provide specifics on the pay practices of companies in the consumer packaged goods industry, with which we compare our financial performance and often compete for executive talent.

Consumer Packaged Goods Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, benchmarks our performance and compensation against the consumer packaged goods industry peer group, which we sometimes refer to as the “industry peer group.” The compensation committee conducted a comprehensive industry peer group review in fiscal 2013, with assistance from the independent compensation consultant. After reviewing 50 companies against the selection criteria described in this section, the committee substantially retained the existing industry peer group, including both Kraft Foods and its spun-off company Mondelēz. Hillshire Brands (formerly Sara Lee) was removed due to its comparatively small size. In light of its recent acquisition by Berkshire Hathaway and 3G Capital, Heinz will be removed from the industry peer group once relevant executive compensation information is no longer publicly available. In identifying the industry peer group, the compensation committee focused on the following selection criteria:

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•

Global, publicly traded consumer packaged goods companies within our sub-industries, as identified by the S&P Global Industry Classification System (GICS);

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Comparable scale and complexity of operations, in terms of sales and income, market capitalization, total assets and total employees;

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Direct competitors for business, capital or industry talent; and

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Continuous and transparent disclosure of executive compensation.

As shown below, the median annual sales and total assets for the 16 companies in this industry peer group are comparable to those of General Mills. The U.S. companies in the consumer packaged goods industry peer group that we use for compensation comparisons are sometimes referred to as the “compensation peer group.” The three European companies (Nestlé, Unilever and Danone) are excluded from compensation comparisons, due to the lack of publicly available pay information.

COMPANIES IN THE CONSUMER PACKAGED GOODS INDUSTRY PEER GROUP

Campbell Soup Co. Clorox Co. The Coca-Cola Co. Colgate-Palmolive Co. ConAgra Foods, Inc. Danone Inc.*	H. J. Heinz Co. The Hershey Co. Kellogg Co. Kimberly-Clark Corp. Kraft Foods Group, Inc. Mondelēz International, Inc.	Nestlé SA* PepsiCo, Inc. The Procter & Gamble Co. Unilever NV*
* Excluded from compensation comparisons due to lack of publicly available pay information.

COMPANIES IN THE CONSUMER PACKAGED GOODS INDUSTRY PEER GROUP — SALES, MARKET CAPITALIZATION AND TOTAL ASSETS

In Millions	Sales*	Market Capitalization**	Total Assets*
75th Percentile	$52,386	$121,600	$74,848
Median	19,701	42,209	21,601
25th Percentile	12,859	22,447	11,848
General Mills	$17,774	$31,386	$22,658
Source: Standard & Poor’s Capital IQ * As of and for the most recent fiscal year ** As of May 26, 2013

The compensation committee annually compares General Mills’ compensation under various performance scenarios versus compensation peer group practices to ensure that our programs are competitive and that pay is commensurate to performance.

Elements of the General Mills Total Rewards Program

During fiscal 2013, elements of the General Mills executive pay program consisted of base salary, annual incentive, long-term incentive, broad-based retirement and health benefits, and other perquisites. The Chief Executive Officer and other named executive officers participate in most of the same benefit programs and are subject to the same policies in all material respects as all company officers.

In the following table, we have outlined:

•

Why General Mills chooses to pay each element;

•

What each element is designed to reward; and

•

How we determine the amount for each element.

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Element	Objective & Basis	Market Positioning against Compensation Peer Group
Base Salary	To provide fixed income based on size, scope and complexity of the individual’s role, as well as to recognize each executive’s current and historical performance.	At median or below
Annual Incentive

To provide focus and rewards for achievement of annual corporate and individual performance objectives based on the Corporate Performance Measures discussed on page 32. Awards are made in cash and restricted stock units, and increase or decrease by up to 30% based on corporate performance. See page 34 for further detail.

Performance Based: awards range from below to above median based on individual and corporate performance; awards are generally well below median if corporate performance falls well below median of our industry peer group; awards are generally well above median when corporate performance is well above median of the industry peer group.

Long-term Incentive

To provide incentive for delivering long-term stockholder value and to retain executives. Awards are made in restricted stock unit grants and stock option grants, and increase or decrease by up to 30% based on corporate performance. See page 35 for further detail.

Performance Based: awards range from below to above median based on corporate performance; grants are generally well below median when corporate performance is well below median of our industry peer group; grants are generally well above median when corporate performance is well above median of the industry peer group.

Retirement and Health Benefits

To provide competitive retirement security and health benefits. Our officers participate in most of the same benefit plans made available to U.S.-based salaried employees, including medical benefits, disability and life insurance, Pension Plan and Supplemental Retirement Plan (a restoration plan), 401(k) Plan and Supplemental Savings Plan. See page 46 for further detail.

At median in aggregate
Perquisites

To provide modest, fiscally responsible perquisites which enable executives to focus on their duties, increase time efficiency, and mitigate risk. Our officers are provided a company automobile, a limited financial counseling benefit, and CEO personal aircraft use. See Perquisites and Other Personal Benefits on page 41.

At median or below
Severance

To provide post-termination compensation to attract and retain named executive officers and promote orderly succession for key roles. This plan is in lieu of employment contracts, which we do not have with any named executive officer. See page 50 for further detail.

At median or below

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Total Stockholder Return

Over the past five fiscal years, the total returns to General Mills stockholders were above those delivered by an index of our consumer packaged goods industry peer group and the S&P 500 index. The graphs below illustrate the company’s financial performance in terms of cumulative total return to stockholders over the last five-, three- and one-year time periods in relation to the total returns delivered by an index of our industry peer group and the S&P 500 index.

Source: Bloomberg
Source: Bloomberg

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Pay and Performance Relationship

When determining executive compensation, General Mills achieves its strong performance orientation through aligning total direct compensation (base salary; annual incentive, including cash and incentive stock award portions; and long-term incentive) with the company’s performance. We evaluate our performance against specific financial goals that are calibrated against the performance of the consumer packaged goods industry peer group. Base salary, broad-based retirement and health benefits, perquisites and severance are the only elements that do not vary annually based upon company performance versus performance goals. Assuming median-level performance, between 79% and 88% of total direct compensation for our named executive officers is performance-based and “at-risk,” as shown in the charts below.

Performance Measurement

The annual Corporate Performance Rating, as reviewed and approved by the compensation committee, is used to determine both the annual incentive and long-term incentive awards for the named executive officers. At the beginning of each fiscal year, a performance grid is established using our four Corporate Performance Measures: net sales growth, segment operating profit growth, adjusted earnings per share growth, and return on average total capital improvement. These four metrics are equally weighted (25% for each metric), in order to balance priorities for growth, margin management and efficient use of capital in our business. These metrics have been chosen due to their demonstrated alignment with total stockholder return.

General Mills’ performance-based compensation plans are designed so that there is not a specific target level of performance. Instead, there is a range of performance goals that correspond to a range of compensation payouts. In determining the specific performance range for each fiscal year, the compensation committee generally reviews one-year, two-year and five-year historical compound annual growth rates achieved by companies in the consumer packaged goods industry peer group in order to develop an estimated range of peer group performance levels for the next fiscal year. Some judgment is applied for items significantly affecting comparability of reported rates of growth (for example, significant acquisitions or divestitures).

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Our Corporate Performance Rating on each metric can vary from 0 to 1.80. The ranges for each metric are set at the beginning of the fiscal year with the following goals in mind:

Estimated Performance Relative To Industry Peer Group	Corporate Performance Rating
General Mills performance below peer group median:	0.00 to 1.29 rating
General Mills performance at peer group median:	1.30 to 1.50 rating
General Mills performance above peer group median:	1.51 to 1.80 rating

Performance Results

The company’s annual Corporate Performance Ratings can vary significantly based on the company’s performance in the fiscal year. One way to assess how difficult or likely it would be for the company to achieve incentive goals is to look at historical results.

•

In the past 10 years (fiscal years 2004 through 2013), Corporate Performance Ratings have ranged from a low of 1.20 to a high of 1.80. Over this 10-year period, annual Corporate Performance Ratings have averaged 1.53.

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In the past 20 years (fiscal years 1994 through 2013), Corporate Performance Ratings have ranged from 0.00 to 1.80. Over this 20-year period, annual Corporate Performance Ratings have averaged 1.43.

Fiscal 2013 results on the four Corporate Performance Measures are set forth below and led to a 1.55 Corporate Performance Rating.

Corporate Performance Measures (as adjusted for items affecting comparability*)	Fiscal 2013 Performance Results*
Net Sales Growth	+2%
Segment Operating Profit Growth	+6%
Adjusted Earnings Per Share Growth	+5%
Return on Average Total Capital Improvement	-80	bps

*

In order to ensure that our ongoing performance is evaluated in a manner that reflects the year-over-year growth in underlying results, the fiscal 2013 performance results reflect adjustments for certain items affecting comparability. See Appendix A for a discussion of our corporate performance measures, and where applicable, a reconciliation to the results as reported in accordance with generally accepted accounting principles.

Performance-Based Compensation

There is a significant difference in total direct compensation (base salary; annual incentive, including cash and incentive stock award portions; and long-term incentive) paid to the named executive officers when the company has superior performance (resulting in a 1.80 Corporate Performance Rating) versus significantly below intended performance (resulting in a 1.00 Corporate Performance Rating). The chart in this section demonstrates the fiscal 2013 range of performance goals and corresponding range of total direct compensation for our Chief Executive Officer, Kendall J. Powell. The column “Superior Performance (1.80 Rating)” presents the maximum payout. If performance fell below the level indicated under “Significantly Below Intended Performance (1.00 Rating),” total direct compensation similarly would fall below the level indicated in the bar chart, and long-term incentive awards would likely not deliver the estimated grant values.

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FISCAL 2013 RANGE OF PERFORMANCE AND CORRESPONDING COMPENSATION

Corporate Performance Measures (as adjusted for items affecting comparability)	Significantly Below Intended Performance (1.00 Rating)	Superior Performance (1.80 Rating)	Actual Performance* (1.55 Rating)
Net Sales Growth	0.0%	5.5%	+2%
Segment Operating Profit Growth	1.5%	8.5%	+6%
Adjusted Earnings Per Share Growth	1.0%	8.0%	+5%
Return on Average Total Capital Improvement	-150bps	-105bps	-80	bps

The bar chart illustrates the potential variability in Mr. Powell’s total direct compensation, depending on company performance. Mr. Powell’s total direct compensation remained below median in comparison to our compensation peer group. See the discussion under CEO Performance and Compensation.

*

These fiscal 2013 performance results reflect adjustments for certain items affecting comparability as described in Appendix A.

**

Includes Mr. Powell’s Salary and Non-Equity Incentive Plan Compensation, as quantified in the Summary Compensation Table, and Value of Stock and Option Awards, as quantified in Total Direct Compensation Earned for Fiscal Year Performance, on page 39.

Annual Incentive Awards

General Mills has an Executive Incentive Plan that provides the named executive officers with an opportunity to earn an annual incentive award that is paid partially in cash. Stockholders approved this plan at the 2011 Annual Meeting. The balance of the annual incentive award is paid in restricted stock units that vest after 4 years from the 2011 Stock Compensation Plan.

For the named executive officers, the value of the annual incentive stock award is equal to 30% of their cash incentive award. The annual incentive stock award can be decreased by 1% for every 0.01 below a 1.30, and increased by 1% for every 0.01 above a 1.50, to a maximum of 30% based on the Corporate Performance Rating for that fiscal year. For fiscal 2013, there was a 5% increase in grant size due to a 1.55 Corporate Performance Rating, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

For the five named executive officers, annual incentive cash awards are determined according to the formulas described in this section. Annual incentive awards for the named executive officers can vary greatly from year to year based on the Corporate Performance Rating, which can range from 0 to 1.80; and the executive’s individual performance rating, which can range from 0 to 1.50.

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Individual performance ratings are based on the achievement of specific annual objectives such as business goals, financial and operating results, completion of strategic initiatives, quality of business plans, organizational development progress in important areas like diversity and employee development, and demonstration of leadership. The full board approves the Chief Executive Officer’s individual performance rating, and the compensation committee approves the ratings for the other named executive officers.

The stock award portion of the annual incentive is granted in the form of restricted stock units which vest 100% four years after the grant date. Restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest.

The annual incentive award (both cash and stock portions) is subject to the Company’s clawback policy, which provides that it may be recovered under certain circumstances.

Long-Term Incentive Awards

A significant portion of the named executive officers’ pay opportunity is provided through long-term incentive awards granted under the 2011 Stock Compensation Plan.

Awards for each fiscal year are granted annually in June just after the fiscal year end. The size of each executive officer’s standard award is periodically benchmarked against the long-term incentive awards made by compensation peer group companies to executives holding comparable positions. Each named executive officer’s standard award can be decreased by 1% for every 0.01 below a 1.30, and increased by 1% for every 0.01 above a 1.50, to a maximum of 30% based on the Corporate Performance Rating for the fiscal year. For fiscal 2013, there was a 5% increase in grant size due to a 1.55 Corporate Performance Rating, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

The value of our long-term incentive awards is delivered 50% in restricted stock units and 50% in options. Executives can elect a greater portion in restricted stock units up to a maximum of 75% of the total award value.

The restricted stock units vest 100% four years after the grant date. The restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest.

The options issued as part of the long-term incentive awards granted for fiscal 2013 performance also vest 100% four years after the grant date. The exercise price per share equals the closing price of our common stock on the New York Stock Exchange on the grant date. The options generally expire 10 years and one month from the grant date. They include the right to pay the exercise price in cash or previously acquired common stock and the right to have shares withheld by the company to pay withholding tax obligations due upon exercise.

Special off-cycle restricted stock unit awards are made periodically by the compensation committee to named executive officers for retention purposes. At vesting, the awards will be settled in stock. The restricted stock units earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying restricted stock units vest. No special awards were made to the named executive officers in fiscal 2013.

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Fiscal 2011 restricted stock unit awards included 4,546 restricted stock units granted under the 2009 Stock Compensation Plan to each named executive officer on April 26, 2011, vesting 100% on April 26, 2016. These awards approximated the actuarial present value of the executive medical plan benefit that was terminated for active employees at the end of calendar 2011, as calculated by a third-party actuary.

All awards are subject to the Company’s clawback policy, which provides that they may be recovered under certain circumstances.

CEO Performance and Compensation

Based on the most recent competitive analysis conducted by the independent compensation consultant, Mr. Powell’s total direct compensation for fiscal 2013 was positioned slightly below the median of chief executive officer compensation within the compensation peer group.

At the beginning of fiscal 2013, Mr. Powell’s base salary was increased 2% to $1,137,300 as part of the annual merit increase cycle for all U.S. salaried employees, bringing his base salary closer to the median of the compensation peer group. No other changes were made to his compensation opportunity.

In assessing Mr. Powell’s individual performance for fiscal 2013, the compensation committee solicited written feedback from all non-employee directors and subsequently discussed the consolidated input with all non-employee directors meeting in executive session. The criteria used to measure Mr. Powell’s performance included: the company’s financial and operational performance for fiscal 2013, his overall level of leadership, and his continued ability to develop and implement strategies to enhance stockholder value. The board also considered Mr. Powell’s performance against his pre-established fiscal year objectives in a number of additional areas such as brand building, new product development, integration and growth of recently acquired international businesses, margin expansion, productivity improvement, organizational development, diversity, and external and stockholder relations.

At the end of fiscal 2013, based on the board’s annual assessment of his performance, the compensation committee recommended, and the full board of directors approved, the following compensation actions:

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A 3% increase in base salary to $1,171,400 effective August 1, 2013,

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Annual incentive cash award,

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Annual incentive stock award, and

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A long-term incentive award consisting of 58,986 restricted stock units and 294,926 stock options.

For fiscal 2013, there was a 5% increase in the annual and long-term incentive stock awards due to a 1.55 Corporate Performance Rating, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

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The table below outlines the total direct compensation paid to Mr. Powell and its relative positioning.

Element	Target Positioning	Fiscal 2013 Market Positioning
Base Salary	Compensation Peer Group Median	Base salary was slightly below the median of the compensation peer group.
Annual Incentive Cash Award

Performance Based:

•

Awards range from below to above median based on performance.

•

Awards are well above median when corporate performance is well above median.

•

When the cash portion of the annual incentive, assuming a Corporate Performance Rating of 1.30 to 1.50 is added to the base salary, the resulting total annual cash compensation would be at the median of the compensation peer group.

Fiscal 2013 performance was slightly above the median for the consumer packaged goods industry peer group, as reflected in our Corporate Performance Rating of 1.55.

The annual incentive cash award was slightly above median of the compensation peer group.

Stock Awards • Annual Incentive Stock Award • Long-Term Incentive Award	Performance Based: • Awards range from below to above median based on performance. • Awards are well above median when corporate performance is well above median.

Fiscal 2013 performance was slightly above the median for the consumer packaged goods industry peer group, as reflected in our Corporate Performance Rating of 1.55.

The long-term incentive awards were between the 25th percentile and median of the compensation peer group.

Total Direct Compensation • Base Salary • Annual Incentive Cash • Annual Incentive Stock • Long-Term Incentive Award

Combination of base salary and annual and long-term incentives is designed to build a total compensation package that will vary from lower quartile positioning for lower quartile performance to upper quartile positioning for upper quartile performance relative to the industry peer group.

Fiscal 2013 performance was slightly above the median for the consumer packaged goods industry peer group, as reflected in our Corporate Performance Rating of 1.55.

Total direct compensation was slightly below median of the compensation peer group.

Stock Ownership Requirements

Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success. Stock ownership guidelines have been in place since 1991 and were updated in 2011. Minimum ownership requirements are ten times salary for the Chief Executive Officer, which is a more aggressive requirement compared to our consumer packaged goods industry peer group, five times salary for other named executive officers, and three times salary for all other corporate officers. Newly-hired or promoted executives are given five years to attain the ownership target. As of July 26, 2013, all of our named executive officers had stock ownership levels well above their respective ownership requirements. Stock ownership includes direct and family owned shares of stock, deferred stock units, unvested restricted stock units, and stock units held in the 401(k) Plan.

STOCK OWNERSHIP FOR NAMED EXECUTIVE OFFICERS

Name	Base Salary Multiple Requirement	Shares Owned	Base Salary Multiple
Kendall J. Powell Chairman and CEO	10x	565,704	26x
Donal L. Mulligan EVP, CFO	5x	203,301	16x
Ian R. Friendly EVP, COO, U.S. Retail	5x	360,099	29x
Christopher D. O’Leary EVP, COO, International	5x	248,340	20x
Roderick A. Palmore EVP, GC and Secretary	5x	194,100	16x

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Our level of executive stock ownership is a result of several factors, including strong investment in, and development of, executive talent. At General Mills, 91% of our officers have been promoted from within the company. We also have longer stock vesting requirements than any company in our compensation peer group (awards vest 100% four years from the grant date). These trends are even more pronounced for our named executive officers, who have an average of 20 years of service at the company and who hold their stock options for an average of eight years before exercising.

The following tables and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal 2013, and for each of the other three most highly-compensated executive officers who were serving as executive officers at the end of fiscal 2013 (the “named executive officers”).

The Summary Compensation Table contains values calculated and disclosed according to SEC reporting requirements. This table reports salary and non-equity incentive plan compensation for the fiscal year in which they are earned. However, it reports stock and option awards granted during the fiscal year, but earned based on performance in the prior fiscal year. For example, fiscal 2013 compensation includes stock and option awards based on fiscal 2012 performance.

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Kendall J. Powell Chairman and CEO	2013	1,133,583	2,886,124	1,168,909	2,180,504	2,944,683	198,020	10,511,823
	2012	1,108,333	3,159,092	2,105,822	1,639,225	3,960,882	217,663	12,191,017
	2011	1,059,883	4,324,169	1,865,947	1,695,135	3,044,236	279,645	12,269,015
Donal L. Mulligan EVP, CFO	2013	635,417	844,145	322,905	886,406	719,368	76,664	3,484,905
	2012	591,708	918,938	581,720	626,264	671,164	99,853	3,489,647
	2011	543,000	1,385,165	515,455	625,536	453,818	103,924	3,626,898
Ian R. Friendly EVP, COO, U.S. Retail	2013	635,417	837,698	322,905	850,950	1,022,970	107,374	3,777,314
	2012	597,667	917,785	581,720	602,448	1,411,524	89,285	4,200,429
	2011	554,426	1,379,742	515,455	621,666	990,058	117,026	4,178,373
Christopher D. O’Leary EVP, COO, International	2013	635,417	847,579	322,905	874,588	647,188	78,171	3,405,848
	2012	591,708	918,827	581,720	639,045	768,879	85,014	3,585,193
	2011	542,673	1,367,961	515,455	625,159	514,350	101,415	3,667,013
Roderick A. Palmore EVP, GC and Secretary	2013	627,350	624,592	236,797	643,238	379,993	59,143	2,571,113
	2012	612,720	957,860	213,295	479,759	305,827	82,151	2,651,612
	2011	587,718	1,466,884	189,002	507,788	253,743	99,015	3,104,150

We have created a supplemental table, Total Direct Compensation Earned for Fiscal Year Performance, to demonstrate how we evaluate our named executive officers’ total direct compensation. This table:

•

Includes the stock and option awards earned for fiscal 2013 performance, as opposed to those earned for fiscal 2012 performance but granted during 2013, which are included in the Summary Compensation Table, as required.

•

Excludes change in pension value and all other compensation.

Total Direct Compensation Earned For Fiscal Year Performance

.
Name	Fiscal Year	Salary ($)	Number of Stock Awards Earned for Fiscal Year & Special Off-Cycle Awards (#)(12)	Value of Stock Awards ($)(12)	Number of Option Awards Earned for Fiscal Year (#)	Value of Option Awards ($)(13)	Non-Equity Incentive Plan Compensation Earned for Fiscal Year ($)	Total Direct Compensation Earned for Fiscal Year ($)
K.J. Powell	2013	1,133,583	73,198	3,537,659	294,926	1,778,404	2,180,504	8,630,150
	2012	1,108,333	75,652	2,886,124	320,249	1,168,909	1,639,225	6,802,591
	2011	1,059,883	89,445	3,334,067	357,525	2,105,822	1,695,135	8,194,907
D. L. Mulligan	2013	635,417	22,073	1,066,788	81,471	491,270	886,406	3,079,881
	2012	591,708	22,127	844,145	88,467	322,905	626,264	2,385,022
	2011	543,000	29,242	1,093,914	98,764	581,720	625,536	2,844,170
I.R. Friendly	2013	635,417	21,842	1,055,624	81,471	491,270	850,950	3,033,261
	2012	597,667	21,958	837,698	88,467	322,905	602,448	2,360,718
	2011	554,426	29,211	1,092,760	98,764	581,720	621,666	2,850,572
C. D. O’Leary	2013	635,417	21,996	1,063,067	81,471	491,270	874,588	3,064,342
	2012	591,708	22,217	847,579	88,467	322,905	639,045	2,401,237
	2011	542,673	29,239	1,093,802	98,764	581,720	625,159	2,843,354
R. A. Palmore	2013	627,350	26,191	1,265,811	36,662	221,072	643,238	2,757,471
	2012	612,720	16,372	624,592	64,876	236,797	479,759	1,953,868
	2011	587,718	30,288	1,132,835	36,213	213,295	507,788	2,441,636

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(1)

2013 includes the grant date fair value of restricted stock units granted during fiscal 2013 as annual and long-term incentive awards for fiscal 2012 performance. These awards were reduced by 10% from median to reflect below median corporate performance in fiscal 2012. Excludes awards based on fiscal 2013 performance but granted after fiscal year end in June 2013. These awards are captured within the supplemental table, Total Direct Compensation Earned for Fiscal Year Performance. Grant date fair value is calculated in accordance with FASB ASC Topic 718.

The grant date fair value of each stock award equals the closing price of our common stock on the New York Stock Exchange on the grant date ($38.15 in fiscal 2013, $37.21 in fiscal 2012 and $37.40 in fiscal 2011). The values shown have not been adjusted to reflect that these units are subject to forfeiture.

(2)

2013 includes the grant date fair value of options granted during fiscal 2013 for fiscal 2012 performance, calculated in accordance with FASB ASC Topic 718. These awards were reduced by 10% from median to reflect below median corporate performance in fiscal 2012. Excludes awards based on fiscal 2013 performance but granted after fiscal year end in June 2013. These awards are captured within the subsequent table, Total Direct Compensation Earned for Fiscal Year Performance.

The grant date fair value of options granted equals $3.65 per share (fiscal 2013), $5.89 (fiscal 2012) and $4.08 (fiscal 2011) based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2013 calculation: expected term of 9.0 years; dividend yield of 3.46% annually; a risk-free interest rate of 1.58%; and expected price volatility of 17.32%. Fiscal 2011 and 2012 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

(3)

Includes the cash portion of the annual incentive award paid to our named executive officers under the Executive Incentive Plan for fiscal 2013 performance. The annual incentive award was paid partially in cash and partially in restricted stock units that vest after 4 years, and was based on the achievement of certain individual and corporate performance goals. The total annual incentive award earned for fiscal 2013 performance is set forth below. For more information on how the annual incentive award is calculated, see the Compensation Discussion and Analysis.

ANNUAL INCENTIVE AWARD EARNED FOR FISCAL 2013 PERFORMANCE

Name	Non-Equity Incentive Plan Compensation ($)	Incentive Stock Award ($)	Total ($)
K. J. Powell	2,180,504	686,866	2,867,370
D. L. Mulligan	886,406	279,251	1,165,657
I. R. Friendly	850,950	268,087	1,119,037
C. D. O’Leary	874,588	275,529	1,150,117
R. A. Palmore	643,238	202,648	845,886

(4)

Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan. There were no above market or preferential earnings on deferred compensation.

There have been no enhanced pension benefits delivered to our named executive officers via a change in plan design over the last three fiscal years. The single largest factor for increasing pension values in fiscal 2013 was a change in the discount rate assumption used to calculate values. Other reasons for the increases relate to additional service, aging and increases in “Final Average Earnings” as defined in the Pension Benefits section. Mr. Friendly’s values for fiscal 2011 and 2012 have been restated to reflect the impact of $175,957 of deferred compensation that was not previously reflected in the 2011 calculation of total pension benefits.

(5)

All Other Compensation for fiscal 2013 includes the following amounts:

ALL OTHER COMPENSATION

Name	Contributions to Retirement Savings Plans(6) ($)	Tax Reimbursements(7) ($)	Perquisites and Other Personal Benefits(8) ($)	Total ($)
K. J. Powell	124,061	548	73,411	198,020
D. L. Mulligan	53,533	—	23,131	76,664
I. R. Friendly	54,400	14,198	38,776	107,374
C. D. O’Leary	54,855	—	23,316	78,171
R. A. Palmore	45,938	—	13,205	59,143

(6)

Includes the company’s fixed and variable contributions during fiscal 2013 to the 401(k) Plan, the Supplemental Savings Plan and the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are made as if the named executive officer contributed these amounts to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

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CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS

Name	Matching Contributions to Deferred Compensation ($)	Matching Contributions to 401(k) Plan ($)	Contributions to Supplemental Savings Plan ($)	Total ($)
K. J. Powell	10,231	8,874	104,956	124,061
D. L. Mulligan	10,897	8,874	33,762	53,533
I. R. Friendly	11,090	8,874	34,436	54,400
C. D. O’Leary	11,119	8,874	34,862	54,855
R. A. Palmore	—	8,874	37,064	45,938

(7)

Includes reimbursements for tax liabilities accrued as a result of spousal and dependent travel in connection with business functions. These reimbursements are a broad-based benefit available to other employees.

(8)

Includes the following perquisites and other personal benefits for fiscal 2013:

PERQUISITES AND OTHER PERSONAL BENEFITS

Name	Personal Travel(9) ($)	Personal Use of Executive Car(10) ($)	Financial Counseling ($)	Other(11) ($)	Total ($)
K. J. Powell	34,105	9,306	30,000	—	73,411
D. L. Mulligan	—	14,917	8,114	100	23,131
I. R. Friendly	18,451	12,126	8,000	199	38,776
C. D. O’Leary	—	13,410	9,806	100	23,316
R. A. Palmore	—	11,605	1,500	100	13,205

(9)

Includes incremental cost of travel, food and activities related to spousal attendance at business functions. This is a broad-based benefit available to other employees.

Also includes the incremental cost of personal use of corporate aircraft. We valued the incremental cost using a method that takes into account aircraft fuel expenses per flight hour and engine maintenance expenses per flight hour attributable to personal use; and to the extent attributable to personal use, any landing and parking fees; flight planning expenses; crew travel expenses; supplies and catering; excise taxes; and customs, foreign permit and similar fees.

We have an Aircraft Time Sharing Agreement with Mr. Powell and a related policy that requires him to reimburse us for personal use of corporate aircraft to the extent that the cost of his personal use exceeds $100,000 in any fiscal year.

(10)

Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover fuel and maintenance charges.

(11)

Includes the nominal cost of welcome gifts received at business functions. This is a broad-based benefit available to other employees.

(12)

2013 includes the grant date fair value of restricted stock units granted as annual and long-term incentive awards for fiscal 2013 performance. There was a 5% increase in the grant size due to a 1.55 Corporate Performance Rating, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group. Grant date fair value is calculated in accordance with FASB ASC Topic 718.

The grant date fair value of each stock award for fiscal 2013 performance equals the closing price of our common stock on the New York Stock Exchange on the grant date ($48.33). The values shown have not been adjusted to reflect that these units are subject to forfeiture.

Special off-cycle awards include fiscal 2011 grants described on page 36.

(13)

2013 includes the grant date fair value of options granted for fiscal 2013 performance, calculated in accordance with FASB ASC Topic 718. There was a 5% increase in the grant size due to a 1.55 Corporate Performance Rating, which was above the 1.30 to 1.50 range of Corporate Performance Ratings associated with estimated median performance for the consumer packaged goods industry peer group.

The grant date fair value of options granted for fiscal 2013 performance equals $6.03 per share based on our Black-Scholes option pricing model. The following assumptions were used in the calculation: expected term of 9.0 years; dividend yield of 3.1% annually; a risk-free interest rate of 2.58%; and expected price volatility of 17.36%. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

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The following table describes the potential range of annual incentive cash awards for fiscal 2013 performance and equity awards granted in fiscal 2013 for fiscal 2012 performance. The Summary Compensation Table and Compensation Discussion and Analysis include additional information about equity awards granted.

Grants of Plan-Based Awards For Fiscal 2013

Name	Grant Date		Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Significantly Below Intended Performance 1.00 ($)	Superior Performance 1.80 ($)
K. J. Powell	6/26/2012	(1)	Cash	1,348,964	2,601,574	—	—	—	—
	6/26/2012	(2)	RSU	—	—	11,602	—	—	442,616
	6/26/2012	(3)	RSU	—	—	64,050	—	—	2,443,508
	6/26/2012	(4)	Options	—	—	—	320,249	38.15	1,168,909
D. L. Mulligan	6/26/2012	(1)	Cash	533,750	1,029,375	—	—	—	—
	6/26/2012	(2)	RSU	—	—	4,433	—	—	169,119
	6/26/2012	(3)	RSU	—	—	17,694	—	—	675,026
	6/26/2012	(4)	Options	—	—	—	88,467	38.15	322,905
I. R. Friendly	6/26/2012	(1)	Cash	533,750	1,029,375	—	—	—	—
	6/26/2012	(2)	RSU	—	—	4,264	—	—	162,672
	6/26/2012	(3)	RSU	—	—	17,694	—	—	675,026
	6/26/2012	(4)	Options	—	—	—	88,467	38.15	322,905
C. D. O’Leary	6/26/2012	(1)	Cash	533,750	1,029,375	—	—	—	—
	6/26/2012	(2)	RSU	—	—	4,523	—	—	172,552
	6/26/2012	(3)	RSU	—	—	17,694	—	—	675,026
	6/26/2012	(4)	Options	—	—	—	88,467	38.15	322,905
R. A. Palmore	6/26/2012	(1)	Cash	395,231	762,230	—	—	—	—
	6/26/2012	(2)	RSU	—	—	3,396	—	—	129,557
	6/26/2012	(3)	RSU	—	—	12,976	—	—	495,034
	6/26/2012	(4)	Options	—	—	—	64,876	38.15	236,797

(1)

Range of Annual Incentive Cash Awards for Fiscal 2013 Performance. Includes payouts of annual incentive cash awards for significantly below intended performance and superior performance in fiscal 2013 under the Executive Incentive Plan. Actual payouts are described in the Summary Compensation Table.

There is no specific target level of performance under our performance-based compensation plans, but a range of performance goals that correspond to a range of compensation payouts. Significantly below intended performance payout assumes performance at the bottom end of the range in relation to the consumer packaged goods industry peer group, which translates to a Corporate Performance Rating of 1.00 and an Individual performance rating of 1.40. Maximum payout assumes superior performance, which translates to a Corporate Performance Rating of 1.80 and an Individual performance rating of 1.50. There is no minimum payout. However, if performance fell below the levels established for the 1.00 Corporate Performance Rating, total direct compensation similarly would fall below the level indicated in the above table, and long-term incentive award values would likely not deliver the estimated grant values. For more information on how incentive awards are calculated based on performance ratings, see the Compensation Discussion and Analysis.

(2)

Restricted Stock Unit Matches for Fiscal 2012 Performance. Includes restricted stock units earned in fiscal 2012 but granted in fiscal 2013 under the 2011 Stock Compensation Plan. To be eligible to receive these restricted stock units, each named executive officer must put an equal number of personally-owned shares of General Mills stock on deposit until the end of the restriction period in order for the restricted stock units to vest.

(3)

Long-Term Incentive Restricted Stock Unit Awards for Fiscal 2012 Performance. Includes restricted stock units earned in fiscal 2012 but granted in fiscal 2013 under the 2011 Stock Compensation Plan.

(4)

Long-Term Incentive Option Awards for Fiscal 2012 Performance. Includes options earned in fiscal 2012 but granted in fiscal 2013 under the 2011 Stock Compensation Plan.

The long-term incentive awards and restricted stock unit matches described above reflect a 10% decrease due to below median corporate performance, as expressed in the fiscal 2012 Corporate Performance Rating. Information on other terms of these awards are described under “Pay and Performance Relationship” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

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The following table summarizes the outstanding equity awards as of May 26, 2013 for each of the named executive officers.

Outstanding Equity Awards at 2013 Fiscal Year-End

Name	Vesting Date(1)		Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
			Exercisable	Unexercisable
K. J. Powell	6/29/2013		—	—	—	—	26,076	1,277,202
	6/29/2013		—	—	—	—	107,324	5,256,730
	6/28/2014		—	—	—	—	19,473	953,788
	6/28/2014		—	—	—	—	91,468	4,480,103
	4/26/2016	*	—	—	—	—	4,546	222,663
	6/28/2015		—	—	—	—	13,394	656,038
	6/28/2015		—	—	—	—	71,505	3,502,315
	6/26/2016		—	—	—	—	11,602	568,266
	6/26/2016		—	—	—	—	64,050	3,137,169
	12/15/2007		37,688	—	23.06	1/15/2014	—	—
	12/13/2008		206,250	—	23.49	1/13/2015	—	—
	6/26/2010		312,500	—	25.63	7/26/2016	—	—
	6/25/2011		325,000	—	29.40	7/25/2017	—	—
	6/23/2012		483,788	—	31.70	7/23/2018	—	—
	6/29/2013		—	536,612	27.92	7/29/2019	—	—
	6/28/2014		—	457,340	37.40	7/28/2020	—	—
	6/28/2015		—	357,525	37.21	7/28/2021	—	—
	6/26/2016		—	320,249	38.15	7/26/2022	—	—
D. L. Mulligan	6/29/2013		—	—	—	—	9,332	457,081
	6/29/2013		—	—	—	—	24,148	1,182,769
	6/28/2014		—	—	—	—	7,090	347,268
	6/28/2014		—	—	—	—	25,268	1,237,627
	4/26/2016	*	—	—	—	—	4,546	222,663
	6/28/2015		—	—	—	—	4,943	242,108
	6/28/2015		—	—	—	—	19,753	967,502
	6/26/2016		—	—	—	—	4,433	217,128
	6/26/2016		—	—	—	—	17,694	866,652
	12/13/2008		34,650	—	23.49	1/13/2015	—	—
	6/26/2010		60,000	—	25.63	7/26/2016	—	—
	6/25/2011		62,400	—	29.40	7/25/2017	—	—
	6/23/2012		108,840	—	31.70	7/23/2018	—	—
	6/29/2013		—	120,722	27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—

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Name	Vesting Date(1)		Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
			Exercisable	Unexercisable
I. R. Friendly	6/29/2013		—	—	—	—	9,320	456,494
	6/29/2013		—	—	—	—	28,168	1,379,669
	4/1/2015	*	—	—	—	—	20,000	979,600
	6/28/2014		—	—	—	—	6,945	340,166
	6/28/2014		—	—	—	—	25,268	1,237,627
	4/26/2016	*	—	—	—	—	4,546	222,663
	6/28/2015		—	—	—	—	4,912	240,590
	6/28/2015		—	—	—	—	19,753	967,502
	6/26/2016		—	—	—	—	4,264	208,851
	6/26/2016		—	—	—	—	17,694	866,652
	6/26/2010		187,500	—	25.63	7/26/2016	—	—
	6/25/2011		195,000	—	29.40	7/25/2017	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—
	6/29/2013		—	140,840	27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—
C. D. O’Leary	6/29/2013		—	—	—	—	8,896	435,726
	6/29/2013		—	—	—	—	28,168	1,379,669
	4/1/2015	*	—	—	—	—	20,000	979,600
	6/28/2014		—	—	—	—	6,630	324,737
	6/28/2014		—	—	—	—	25,268	1,237,627
	4/26/2016	*	—	—	—	—	4,546	222,663
	6/28/2015		—	—	—	—	4,940	241,961
	6/28/2015		—	—	—	—	19,753	967,502
	6/26/2016		—	—	—	—	4,523	221,537
	6/26/2016		—	—	—	—	17,694	866,652
	12/13/2008		105,600	—	23.49	1/13/2015	—	—
	6/26/2010		187,500	—	25.63	7/26/2016	—	—
	6/25/2011		195,000	—	29.40	7/25/2017	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—
	6/29/2013			140,840	27.92	7/29/2019	—	—
	6/28/2014		—	126,337	37.40	7/28/2020	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—

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Name	Vesting Date(1)		Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)
			Exercisable	Unexercisable
R. A. Palmore	6/29/2013		—	—	—	—	9,012	441,408
	6/29/2013		—	—	—	—	37,528	1,838,121
	6/28/2014		—	—	—	—	6,747	330,468
	6/28/2014		—	—	—	—	27,796	1,361,448
	4/26/2016	*	—	—	—	—	4,546	222,663
	6/28/2015		—	—	—	—	4,013	196,557
	6/28/2015		—	—	—	—	21,729	1,064,286
	6/26/2016		—	—	—	—	3,396	166,336
	6/26/2016		—	—	—	—	12,976	635,564
	6/23/2012		112,776	—	31.70	7/23/2018	—	—
	6/29/2013		—	62,544	27.92	7/29/2019	—	—
	6/28/2014		—	46,324	37.40	7/28/2020	—	—
	6/28/2015		—	36,213	37.21	7/28/2021	—	—
	6/26/2016		—	64,876	38.15	7/26/2022	—	—

(1)

Options and restricted stock units vest 100% four years after the grant date, except that the asterisked awards vest 100% five years after the grant date.

(2)

Excludes incentive awards earned in fiscal 2013 but granted in fiscal 2014.

(3)

Market value of unvested restricted stock units equals the closing price of our common stock on the New York Stock Exchange at fiscal year end ($48.98) multiplied by the number of units.

The following table summarizes the option awards exercised and restricted stock units vested during fiscal 2013 for each of the named executive officers.

Option Exercises and Stock Vested For Fiscal 2013

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
K. J. Powell	145,500	2,491,207	117,368	4,511,626
D. L. Mulligan	80,776	1,459,493	28,964	1,113,376
I. R. Friendly	363,500	6,228,372	33,576	1,290,661
C. D. O’Leary	248,000	4,564,200	33,248	1,278,053
R. A. Palmore	—	—	28,096	1,080,010

(1)

Value realized equals the closing price of our common stock on the New York Stock Exchange on the exercise date, less the exercise price, multiplied by the number of shares exercised.

(2)

Mr. Friendly deferred all shares acquired on vesting of his stock awards. For more information on the terms of deferral, see Nonqualified Deferred Compensation.

(3)

Value realized equals the closing price of our common stock on the New York Stock Exchange on the vesting date multiplied by the number of restricted stock units vested.

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Pension Benefits

The company maintains two defined benefit pension plans that include named executive officers:

•

The General Mills Pension Plan (“Pension Plan”) is a tax-qualified plan available generally to non-union employees in the United States that provides benefits based on a formula that yields an annual amount payable over the participant’s life.

•

The Supplemental Retirement Plan of General Mills, Inc. (“Supplemental Retirement Plan”) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that named executive officers are entitled to under the Pension Plan and Supplemental Retirement Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year(3) ($)
K.J. Powell(4)	Pension Plan	33.7823	1,463,741	—
	Supplemental Retirement Plan	33.7823	17,369,212	—
D.L. Mulligan(5)	Pension Plan	14.7500	535,271	—
	Supplemental Retirement Plan	14.7500	2,211,240	—
I.R. Friendly(6)	Pension Plan	29.9861	1,107,636	—
	Supplemental Retirement Plan	29.9861	5,352,665	—
C.D. O’Leary(5)	Pension Plan	15.5000	602,833	—
	Supplemental Retirement Plan	15.5000	2,660,874	—
R. A. Palmore(4)	Pension Plan	5.3036	285,379	—
	Supplemental Retirement Plan	5.3036	1,018,140	—

(1)

Number of years of credited service equals number of years of actual service.

(2)

Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:

•

Discount rate equal to 4.55% as of the end of fiscal 2013;

•

Mortality rates based on the 2013 IRS Static Annuitant Mortality Table (post-retirement decrement only);

•

Single life annuity payments;

•

Age 62 (unreduced benefit retirement age), discounted to current age; and

•

No pre-retirement decrements or future increases in pay, service or legislated limits.

(3)

In accordance with Section 409A of the Internal Revenue Code, “key employees,” including the named executive officers, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.

(4)

Named executive officer is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.

(5)

Named executive officer is not eligible for early retirement.

(6)

Named executive officer is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.

The Pension Plan and Supplemental Retirement Plan formulas provide an annual benefit amount equal to 50% of Final Average Earnings less 50% of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) amount in (a) increased by compensation in the partial year of termination and decreased by the same ratio of compensation for lowest year in average. Effective January 1, 2013, the Supplemental Retirement Plan formula replaces (b) with the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary Compensation Table plus the value of the restricted stock unit portion of annual incentive awards that vest during a measurement period. Other restricted stock unit awards and long-term incentive awards are not included in compensation for these purposes.

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Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average Earnings portion of the benefit calculation is reduced by 2% per year for the first three years and by 4% per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9% for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced social security benefit is payable to age 62.This social security supplement is not available to those hired after January 1, 2005 or to those under the age of 50 as of June 1, 2012.

Employees that terminate prior to early retirement eligibility whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their current age and years of service equals or exceeds 75, and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50% of the amount. Additional forms of payment are a “Joint and 75% to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75% or 100% of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

In addition to the Pension Plan and Supplemental Retirement Plan (both defined benefit plans), the company also offers the General Mills 401(k) Savings Plan (“401(k) Plan”), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (“Supplemental Savings Plan”), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match. For the named executive officers and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6% of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50% on the first 6% of pay. In addition, the company at its discretion may add up to another 50% on the first 6% of pay after the close of each fiscal year, as an annual variable match. Company contributions that cannot be deposited in the 401(k) Plan due to federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants. U.S. salaried employees hired on or after June 1, 2013 receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan.

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The contributions to the 401(k) Plan and Supplemental Savings Plan for the named executive officers for fiscal 2013 are reported in the Summary Compensation Table and reflect 58% of the maximum annual contribution available. This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2013 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the named executive officers, with the opportunity to defer up to 90% of cash incentives and 100% of restricted stock units. The Chief Executive Officer may also defer up to 100% of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a monthly rate of return which tracks the investment return achieved under participant-selected investment funds, most of which are offered to participants in our 401(k) Plan. Here are the available investment funds and their rates of return during fiscal 2013: Fixed Income Fund (0.4%), Diversified U.S. Equity Fund (27.1%), Jennison Long-Term Bond Portfolio (-1.0%), Pooled Real Asset Fund (10.4%), Diversified International Equity Fund (27.0%), U.S. Treasury Fund (1.4% for June 1 - December 31, 2012 only), and Moderate Balanced Fund (17.0%). Participants are able to change their investment mix on a monthly basis.

Stock units in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid out to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the New York Stock Exchange on the dividend payment date.

We credit deferred accounts with additional amounts or stock units, as applicable, equal to the value of the contributions that we would have otherwise made to the participants’ 401(k) Plan and Supplemental Savings Plan accounts if the participants had not deferred compensation.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE ($)
K. J. Powell	294,000	8,820	95,101	—	1,314,208
D. L. Mulligan	313,132	9,394	670,775	—	3,376,454
I. R. Friendly	1,263,369	9,233	1,803,608	183,714	8,782,656
C. D. O’Leary	319,523	9,586	1,248	—	330,357
R.A. Palmore	—	—	—	—	—

(1)

All of Mr. Powell’s contributions have been disclosed as base salary for fiscal 2013 in the Summary Compensation Table. Non-equity incentive awards reported in the Summary Compensation Table are deferred after fiscal year-end and do not appear in this column.

(2)

All of the registrant’s fixed contributions for the named executive officers are included in their fiscal 2013 compensation in the Summary Compensation Table. The variable contributions reported in the Summary Compensation Table occur after fiscal year-end and do not appear in this column.

(3)

Includes dividends distributed on deferred stock units, in addition to any other withdrawals and distributions.

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Potential Payments Upon Termination or Change in Control

Payments and benefits received by named executive officers upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2013. The actual amounts to be paid out can only be determined at the time of the named executive officer’s departure from the company.

Pension Plan and Supplemental Retirement Plan

Named executive officers who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

Named executive officers who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the named executive officer at time of deferral.

Executive Survivor Income Plan

In the event that a named executive officer dies, his or her surviving spouse, or dependents if there is no surviving spouse, receive a monthly benefit equal to a percentage of the named executive officer’s final average earnings under the Pension Plan (1/12 of 25% for spouses or 1/12 of 12.5% divided equally among dependents) less benefits that are payable from the company’s retirement plans. Benefits continue until the spouse’s death or until the dependents no longer satisfy certain eligibility requirements. The benefit valuation at the end of this section assumes the named executive officer dies at the end of the fiscal year, and payments are made to a surviving spouse. No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000.

Stock Compensation Plans

Unvested equity awards granted to the named executive officers are generally treated as follows:

Nature of Termination	Restricted Stock Units	Stock Options
Voluntary	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit
Involuntary without Cause where Age +Years of Service < 70 years	Fully vest	Fully vest, exercisable for shorter of remainder of option term or one year
Involuntary without Cause where Age + Years of Service ≥ 70 years	Fully vest	Normal vesting continues, exercisable for remainder of option term
Retirement — Normal and Early	Fully vest	Normal vesting continues, exercisable for remainder of option term
Death	Fully vest	Fully vest, exercisable for remainder of option term
Change in Control	Double-trigger vesting

Pre-June 2008 — Fully vest and exercisable for one year, then revert to normal vesting; then if terminated within two years of change in control, fully vest and exercisable for six months

Post-June 2008 — Subject to double-trigger vesting and then exercisable for one year

For double-trigger vesting: (1) the change in control must be consummated and (2) the participant must be involuntarily terminated other than for cause, or must voluntarily terminate with good reason, within two years of the change in control.

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Health Benefits

The named executive officers qualify for retiree medical benefits available to the rest of our salaried employees in the United States. If a named executive officer is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for up to two years under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated. The incremental cost of this benefit is included in the values at the end of this section.

Executive Severance Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (the “Severance Plan”) establishes the severance payments and benefits for all corporate executives, including the named executive officers. The Severance Plan is intended to attract and retain named executive officers and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure stockholders and other stakeholders. This Plan is in lieu of employment contracts, which we do not have with any named executive officer.

For the named executive officers, the Severance Plan provides a two-year continuation of base salary, average bonus, health benefits and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are made monthly over two years. Medical and dental benefits are maintained by the company for two years.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including each named executive officer, will receive a lump sum payment equal to two years of base salary and bonus payable within 30 days of termination, in addition to the other benefits described above. Bonus for this purpose is the higher of the three-year average bonus and the most recent fiscal year-end bonus.

In the event of a change in control, the Severance Plan also provides for a lump sum cash payment in an amount necessary to ensure that any compensation received upon a change in control is not reduced by the imposition of excise taxes payable under Internal Revenue Code Section 4999. This payment mitigates the unfair impact that the excise tax would otherwise have on new executives with relatively lower levels of total compensation and on executives who recognized taxable income from option exercises during the base period taken into account for excise tax purposes. However, if the total amount of change in control payments is less than 110% of the threshold amount established by the Internal Revenue Service, the change in control payment will be reduced so that it does not trigger the payment of any excise tax. The company did not enter into any new contracts or materially amend any contracts to provide for excise tax gross-ups in the last fiscal year.

As a condition of receiving benefits under the Severance Plan, the named executive officers are required to sign a one-year non-competition agreement and agree to maintain the confidentiality of company information indefinitely.

For the purposes of the Severance Plan, “change in control” includes:

•

Certain acquisitions of 20% or more of the voting power of securities entitled to vote in the election of directors;

•

Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);

•

Certain reorganizations, mergers, asset sales or other transactions that result in existing stockholders owning less than 60% of the company’s outstanding voting securities; or

•

A complete liquidation of the company.

For the purposes of the Severance Plan, “good reason” includes:

•

Material diminishment of the executive’s position, authority, duties or responsibilities;

•

Decrease in base salary, annual bonus and/or long-term incentive opportunity;

•

Certain required relocations; or

•

Failure to bind successors to the Severance Plan.

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Payments and Benefits as of the Last Business Day of Fiscal 2013

The payments and benefits for the named executive officers under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Benefit or Payment	Retirement	Involuntary Not For Cause Termination	Death	Change in Control under Severance Plan
Prorated Bonus	Yes	Yes	Yes	Yes
Accrued Vacation Pay	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested Restricted Stock Units(2)	Immediate	Immediate	Immediate	Double Trigger for Post-June 2008 Grants
Vesting of Unvested Stock Options(3)	Continued	Rule of 70	Immediate	Double Trigger for Post-June 2008 Grants
Medical Benefits(4)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Spouse/Dependent Medical Benefits(4)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Pay Continuance	No	2 Years’ Salary & Bonus	No	2 Years’ Salary & Bonus
Additional Pension Benefit(5)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(6)	Yes	Rule of 70	Yes	Rule of 70
Company Car Purchase Option	Yes	Yes	No	No
Executive Survivor Income Plan(7)	No	No	Yes	No
Office Space and Administrative Assistant	CEO Only	No	No	No
Excise Tax Gross-Up(8)	No	No	No	Conditional

(1)

None of the named executive officers except Mr. Palmore and Mr. Powell was eligible for early retirement as of the last business day of fiscal 2013.

(2)

For vesting of unvested restricted stock units, the values included in the table at the end of this section are based on the number of restricted stock units that would have vested if termination occurred on the last business day of fiscal 2013, multiplied by the closing price of our common stock on the New York Stock Exchange as of that date ($48.98).

(3)

For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2013, multiplied by the difference between the exercise price and the closing price of our common stock on the New York Stock Exchange as of that date ($48.98).

(4)

The named executive officers qualify for retiree medical benefits available to the rest of our salaried employees in the United States. Executives receive up to two years’ continued coverage if they are involuntarily terminated or terminated in connection with a change in control.

(5)

Under the Rule of 75, if the sum of a named executive officer’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Friendly was eligible for this benefit as of the last business day of fiscal 2013.

(6)

One year of financial counseling is available if the named executive officer is retirement eligible, or in cases of involuntary termination or a change in control, if the named executive officer’s age plus years of service is equal to or exceeds 70. Of the named executive officers, only Mr. Powell and Mr. Friendly qualified as of the last business day of fiscal 2013. It is also available to a named executive officer’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

(7)

No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000. All of the named executive officers except Mr. Mulligan and Mr. Palmore participate in the Plan, though executives such as Mr. Powell, who are early retirement eligible with long service, have de minimis benefits.

(8)

None of our named executive officers would have qualified for an excise tax gross-up as of the last business day of fiscal 2013.

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The following table outlines the value of payments and benefits that the named executive officers would receive under various termination scenarios as of the last business day of fiscal 2013, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

Name	Retirement ($)	Involuntary Not For Cause Termination ($)	Death ($)	Change in Control ($)
K. J. Powell	20,966,373	26,789,319	44,343,607	51,062,731
D. L. Mulligan	—	14,485,255	11,874,786	14,485,255
I. R. Friendly	—	10,237,296	14,088,221	16,786,968
C. D. O’Leary	—	16,023,456	16,569,028	16,023,456
R. A. Palmore	6,264,852	8,661,397	9,247,344	11,643,888

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PROPOSAL NUMBER 3   RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors is submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for fiscal 2014 for ratification in order to ascertain the views of our stockholders on this appointment. Proxies solicited by the board of directors will, unless otherwise directed, be voted to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 25, 2014. If stockholders do not ratify the appointment of KPMG LLP, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representatives from KPMG LLP will attend the 2013 Annual Meeting and will have the opportunity to make a statement and answer questions.

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2014.

Audit Committee Report

The Audit Committee. The audit committee of the board of directors consists of the five non-employee directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by New York Stock Exchange listing standards and SEC regulations for audit committee membership. In addition, the board of directors has unanimously determined that Mr. Esrey, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Ryan, members of the audit committee, qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of New York Stock Exchange listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the New York Stock Exchange listing standards. The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. No members of the audit committee received any compensation from General Mills during the last fiscal year other than directors’ fees. The audit committee’s charter may be found on our website located at www.generalmills.com in the “Investors” section under “Corporate Governance.”

Audit Committee Report. The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 26, 2013.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 26, 2013 with management, the internal auditor and KPMG LLP, the company’s independent registered public accounting firm, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG LLP’s evaluation of the company’s internal control over financial reporting. The audit committee discussed and reviewed with KPMG LLP critical accounting policies and practices, internal controls, other material written communications to management and the scope of KPMG LLP’s audit. The audit committee also has discussed with KPMG LLP matters relating to its judgments about the quality, as well as the acceptability, of the company’s accounting principles as applied in its financial reporting, as well as the other matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

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In addition, the audit committee has discussed with KPMG LLP its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee received a letter from KPMG LLP confirming its independence and discussed with KPMG LLP the matters covered by that letter.

The audit committee has reviewed all fees paid to KPMG LLP during the fiscal year and has considered the compatibility of KPMG LLP’s performance of non-audit services, including the tax planning services described below, with the maintenance of KPMG LLP’s independence as the company’s independent registered public accounting firm.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 26, 2013 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Judith Richards Hope, Chair

William T. Esrey

Heidi G. Miller

Hilda Ochoa-Brillembourg

Robert L. Ryan

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid by us during fiscal years ended May 26, 2013 and May 27, 2012 by KPMG LLP, our independent registered public accounting firm.

(In thousands)	Fiscal Year
	2013	2012
Audit Fees	$7,092	$6,181
Audit-Related Fees(1)	739	532
Tax Fees(2)	489	145
All Other Fees	—	—
TOTAL FEES	$8,320	$6,858
(1) Includes primarily audit services for benefit plans and the General Mills Foundation. (2) Includes tax structure services, transfer pricing studies, planning and compliance filings.

The audit committee has determined that performance of services other than audit services is compatible with maintaining the independence of KPMG LLP.

Auditor Services Pre-approval Policy. The audit committee has a formal policy concerning approval of all services to be provided by KPMG LLP, including audit, audit-related, tax and other services. The policy requires that all services KPMG LLP may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. Management will notify the audit committee if certain permitted non-audit services, excluding certain designated audit-related and tax services, are anticipated to exceed $1,000,000 in the aggregate during any fiscal year. The audit committee approved all services provided by KPMG LLP during fiscal years 2012 and 2013.

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PROPOSAL NUMBER 4   STOCKHOLDER PROPOSAL FOR REPORT ON RESPONSIBILITY FOR POST-CONSUMER PACKAGING

We expect the following proposal to be presented by a stockholder at the Annual Meeting. We will provide our stockholders with name, address and share ownership information for the proponent promptly upon receipt of an oral or written request. In accordance with SEC regulations, the text of the stockholder proposal is printed verbatim below.

WHEREAS post-consumer packaging and printed paper comprises nearly half of U.S. landfill waste and is a significant consumer of natural resources, energy and source of greenhouse gas emissions. Half of printed paper and packaging is landfilled or burned rather than recycled. Plastic packaging debris migrates to oceans where it damages fisheries, tourism and marine life. There is a growing link between ineffective waste management and plastic debris piling up in Earth’s oceans and waterways where it kills and injures marine animals, transports invasive species and poses a threat to human health.

The estimated market value of wasted packaging is $11.4 billion. In the U. S., taxpayers pay to recycle packaging, but poor infrastructure and strapped municipal budgets have led to lagging recycling rates; the rate for aluminum packaging is 35%, glass 33% and plastic just 12%. Further, use of non-recyclable flexible plastic packaging is growing at an alarming rate. Only 8% of polypropylene containers, the packaging used in our leading Yoplait brand yogurt, are recycled. Increased recycling provides a more efficient use of valuable resources, generates less pollution and uses less energy than relying on dwindling virgin raw materials.

Producers should begin planning to take some responsibility for increasing recycling of packaging they place into commerce. More than 40 countries have shifted some or all of these costs onto producers. Producers control design and marketing decisions and are best positioned to reduce the environmental impact of product packaging by increasing recyclability of materials and managing and internalizing recycling costs. In its foreign operations, General Mills is already paying to recycle packaging in most of Europe and parts of Canada.

Extended Producer Responsibility (EPR), a corporate and public policy that shifts accountability for financing recycling of materials from taxpayers to producers, is on the horizon. Two major brands, Coca-Cola Co. and Nestle Waters NA, have called for producers to adopt EPR programs in the U.S. Legislation is pending in several states. Advance planning for the imposition of increased producer responsibility for packaging will reduce company costs, ensure continued high quality packaging, reduce wasted resources, and increase program efficiency.

The company acknowledges that developing a system to greatly increase recycling rates requires a joint effort by state and local governments, producers and recycling experts. However, the company has not moved decisively to lead or help develop such an effort or addressed its own responsibility for post-consumer packaging.

BE IT RESOLVED THAT Shareowners of General Mills request that the board of directors issue a report, at reasonable cost and omitting confidential information, addressing company responsibility for post-consumer product packaging and a plan for developing and participating in a system that will greatly increase packaging recycling.

Supporting Statement: Options reviewed in the report should include analyses of company-based actions for design changes that will increase recyclability of packaging materials, and participation in development of EPR or similar systems with a goal of greatly increased U.S. recycling rates and reduced energy use and pollution.

The board of directors unanimously recommends a vote AGAINST the proposal for the following reasons:

We design our packaging for its full life cycle, and with this principle in mind, we have made a broad, long-term commitment to reducing the environmental impact of our packaging. In evaluating packaging improvements, we will not compromise our commitment to product safety and quality. We balance our strong desire for recycled or recyclable packaging against the essential requirement for packaging that preserves product integrity.

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Our strategies for reducing the environmental impact of our packaging are focused on the areas where we can have the greatest impact. We have established rigorous targets for packaging improvement, using four key indicators to assess our progress:

•

reducing package weight without increasing food waste,

•

increasing recycled content and recyclability,

•

increasing renewable and compostable content, and

•

reconfiguring packaging to fit more product onto trucks resulting in a smaller transportation footprint.

In fiscal 2009, using a packaging metric composed of these key indicators, we disclosed a goal to improve 40% of our packaging volume by 2015. In 2012, we reached a milestone with 52% of our packaging volume improved from our baseline, exceeding our 2015 goal three years early. Our revised goal now states that by 2015, 60% of our global product volume will be sold in packaging that has been improved since fiscal 2009.

We are using packaging materials that can be recycled by more and more Americans. In total, approximately 85% of packaging we use for our U.S. products is now recyclable. Three-quarters of our North American packaging, by weight, is paper-based packaging, the most highly recycled type of packaging according to the Environmental Protection Agency. Recycling rates are also high for the steel cans used for our Progresso Soup and Green Giant Vegetables. Recycling rates for plastic cups and bowls are also on the rise, as more recycling programs transition to single stream recycling, and to accepting a wider range of plastics. In total, approximately 85% of packaging we use for our US products is now recyclable.

General Mills is helping to drive the market for recycled paper as one of the largest users of post-consumer recycled paper packaging in the United States. Recycled content accounts for approximately 50% of the weight of the packaging we use for our U.S. products. We continue to pursue opportunities for increasing our use of recycled and recyclable materials while maintaining product quality and safety.

Much of our early improvements have been achieved through packaging weight reduction. In part, this reflects the fact that a high percentage of our packaging already includes recycled materials or is recyclable. It also demonstrates our commitment to innovating and making investments to improve packaging. For example, we introduced a lighter weight Yoplait cup in 2012, which decreases the cup’s weight by over 18% and saves 8 million pounds of plastic annually.

We are also taking steps to improve consumer awareness and increase recycling rates. We are one of the first companies to feature How2Recycle labels, which we place on all eight-count Yoplait fridge packs sold at U.S. retailers nationwide to increase consumer awareness of recyclability. We are in the process of adding similar labeling to other packages in our product portfolio. Developed by the Sustainable Packaging Coalition, the labels are simple, clear and standardized to be used by a wide range of manufacturers and retailers on different materials and packaging formats.

We also participate in several industry-wide initiatives to improve recovery of packaging material. For example, we are members of AMERIPEN, the American Institute for Packaging and the Environment. AMERIPEN is currently undertaking several projects to increase recovery of packaging in the U.S., and sharing research into efficient and effective policy changes to achieve these goals.

Packaging improvement and reduction are part of our comprehensive environmental sustainability mission to conserve and protect the natural resources our business depends upon. We continue to work toward our fiscal 2015 goal of achieving significant, measurable reductions in energy usage, greenhouse gas (GHG) emissions, water usage and other sustainability metrics. In fiscal 2012, our usage rates improved across all metrics with the exception of water usage, and in absolute terms, we improved across all metrics. In terms of significant reductions, we:

•

reduced total energy use by more than 172 million kilowatt hours,

•

lowered GHG emissions by about 60,000 metric tons,

•

cut water usage by roughly 300,000 cubic meters,

•

reduced solid waste generated by about 17,000 metric tons, and

•

received no significant compliance violations, fines or penalties.

Through our website and our Global Responsibility Report, we keep the public informed about our progress. For more information on our environmental sustainability mission, please visit our website at http://www.generalmills.com/Responsibility/Environment.aspx.

We believe that the company’s public statements and current initiatives reflect its full commitment to reducing the environmental impact of its packaging. In view of the publicly available information concerning the company’s commitment and its efforts to address packaging, we believe the report called for in the proposal is unnecessary – and we recommend a vote against the proposal.

* Packaging is considered recyclable if 60% or more of the U.S. population has access to recycling for the material.

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GENERAL INFORMATION

Other Business

We do not know of any other matters to be presented at the 2013 Annual Meeting. If any other matter is properly presented for a vote at the 2013 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2013 Annual Meeting and Voting

Q.

How do I attend the 2013 Annual Meeting? What do I need to bring?

A.

To attend the 2013 Annual Meeting, you must have been a stockholder at the close of business on the record date July 26, 2013, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. Please note that seating is limited, and admission is on a first-come, first-served basis.

You must print an admission ticket at www.proxyvote.com.You will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. For questions about admission to the Annual Meeting, please contact us at 1-800-245-5703.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.

How do I receive a printed copy of proxy materials?

A.

To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 12-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

Q.

Who is entitled to vote?

A.

Record holders of General Mills common stock at the close of business on July 26, 2013 may vote at the 2013 Annual Meeting. On July 26, 2013, 641,778,704 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

Q.

How do I vote?

A.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Savings Plan, you should follow the voting directions provided by your broker or nominee:

•

You may complete and mail a voting instruction form to your broker or nominee.

•

If your broker allows, you may submit voting instructions by telephone or the Internet.

•

You may use a mobile device and scan the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials.

•

You may also cast your vote in person at the 2013 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered stockholder, you may vote using any of the following methods:

•

By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 12-digit control number printed on your proxy card or Notice of Internet Availability of Proxy Materials. You may also access instructions for telephone voting on the website.

•

By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials.

•

If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail. You will need the 12-digit control number printed on your proxy card.

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•

By casting your vote in person at the 2013 Annual Meeting.

Telephone and Internet voting facilities will close at 11:59 pm Eastern Daylight Time on Monday, September 23, 2013, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 20, 2013.

We will vote your shares as you direct. You have three choices on each director nominee and other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you return a proxy but do not specify how you want to vote your shares, we will vote them FOR the election of the 13 director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, and AGAINST the stockholder proposal.

Q.

What if I change my mind after I vote my shares?

A.

You can revoke or change your proxy at any time before it is voted at the 2013 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Savings Plan, you may revoke or change your vote:

•

Via telephone or Internet, using the voting directions provided by your broker or nominee; or

•

By casting your vote in person at the 2013 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered stockholder, you may revoke or change your vote by:

•

Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

•

Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;

•

Submitting a properly signed proxy card with a later date; or

•

Voting in person at the 2013 Annual Meeting.

Q.

How will my General Mills 401(k) Savings Plan shares be voted?

A.

If you hold your shares through the General Mills 401(k) Savings Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares which are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 20, 2013. Any instruction received by State Street regarding your vote shall be confidential.

Q.

What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.

It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Wells Fargo Shareowner Services at 800-670-4763.

Q.

What will happen if I do not vote my shares?

A.

If you do not vote according to the instructions described on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.

Q.

How many shares must be present to hold the 2013 Annual Meeting?

A.

At least one-half of General Mills’ outstanding common shares as of the record date must be present at the 2013 Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

•

Are present and vote in person at the Annual Meeting;

•

Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

•

Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

Q.

How many votes are needed to approve each item?

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A.

All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by stockholders entitled to vote and represented at the 2013 Annual Meeting in person or by proxy.

If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

Q.

How will voting on any other business be conducted?

A.

We do not know of any business to be considered at the 2013 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Kendall J. Powell and Roderick A. Palmore to vote on such matters in their discretion.

Q.

How are the votes counted?

A.

You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2013 Annual Meeting for purposes of determining whether there is a quorum under our By-laws, they are not treated as votes cast on a specific proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 3 at the 2013 Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposal Number 3 at the 2013 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 3.

We have a policy of confidential voting that applies to all stockholders, including our employee-stockholders; Broadridge Investor Communications Solutions will tabulate the votes received.

Q.

Where do I find the voting results of the meeting?

A.

We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2013 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.

How do I submit a stockholder proposal?

A.

If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before April 14, 2014. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

Under our By-laws, if you wish to nominate a director or bring other business before the stockholders at our 2013 Annual Meeting without including your proposal in our Proxy Statement:

•

You must notify the Corporate Secretary of General Mills in writing between May 27, 2014 and June 26, 2014; and

•

Your notice must contain the specific information required in our By-laws.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of General Mills at the address shown above.

Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged Phoenix Advisory Partners to help us solicit proxies from stockholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses. In addition to Phoenix, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

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Delivery And Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis, to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee stockholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

Annual Reports

Our 2013 Annual Report to Stockholders, which includes our consolidated financial statements for the fiscal year ended May 26, 2013, is available on our website at www.generalmills.com in the “Investors” section. Otherwise, please call 800-245-5703 and a copy will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 26, 2013 by writing to the Corporate Secretary, General Mills, Inc.,P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

Your vote is important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

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APPENDIX A   NON-GAAP FINANCIAL MEASURES

We have included in this proxy statement measures of financial performance that are not defined by generally accepted accounting principles (GAAP). Each of the measures is used in reporting to our executive management and as a component of the board of director’s measurement of our performance for incentive compensation purposes. Management and the board of directors believe that these measures provide useful information to investors, and include these measures in other communications to investors.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

TOTAL SEGMENT OPERATING PROFIT

In Millions	Fiscal Year
	2013	2012	2011	2010	2009	2008	2007	2006
U.S. Retail	$2,392.9	$2,295.3	$2,347.9	$2,385.2	$2,206.6	$1,976.7	$1,921.3	$1,869.1
International	490.2	429.6	291.4	192.1	239.2	247.5	200.6	190.9
Bakeries and Foodservice	314.6	286.7	306.3	263.2	178.4	170.2	151.1	127.6
Total segment operating profit	3,197.7	3,011.6	2,945.6	2,840.5	2,624.2	2,394.4	2,273.0	2,187.6
Unallocated corporate items	326.1	347.6	184.1	203.0	342.5	144.2	174.8	197.6
Divestitures (gain)	-	-	(17.4)	-	(84.9)	-	-	-
Restructuring, impairment, and other exit costs	19.8	101.6	4.4	31.4	41.6	21.0	39.3	29.8
Operating profit	$2,851.8	$2,562.4	$2,774.5	$2,606.1	$2,325.0	$2,229.2	$2,058.9	$1,960.2

ADJUSTED EARNINGS PER SHARE, EXCLUDING CERTAIN ITEMS AFFECTING COMPARABILITY

Per Share Data	Fiscal Year
	2013	2012	2011	2010	2009	2008	2007	2006
Diluted earnings per share, as reported	$2.79	$2.35	$2.70	$2.24	$1.90	$1.85	$1.59	$1.45
Mark-to-market effects(a)	-	0.10	(0.09)	0.01	0.11	(0.05)	-	-
Divestitures gain, net(b)	-	-	-	-	(0.06)	-	-	-
Gain from insurance settlement(c)	-	-	-	-	(0.04)	-	-	-
Tax items(d)	(0.13)	-	(0.13)	0.05	0.08	(0.04)	-	-
Acquisition integration costs(e)	0.01	0.01	-	-	-	-	-	-
Restructuring costs(f)	0.02	0.10	-	-	-	-	-	-
Diluted earnings per share, excluding certain items affecting comparability	$2.69	$2.56	$2.48	$2.30	$1.99	$1.76	$1.59	$1.45

(a)

Net (gain) loss from mark-to-market valuation of certain commodity positions and grain inventories.

(b)

Net gain on divestitures of certain product lines.

(c)

Gain on settlement with insurance carrier covering the loss of a manufacturing facility in Argentina.

(d)

The fiscal 2013 tax items consist of a reduction to income taxes related to the restructuring of our General Mills Cereals, LLC subsidiary and an increase to income taxes related to the liquidation of a corporate investment. Additionally, fiscal 2013 and fiscal 2010 include changes in deferred taxes associated with the Medicare Part D subsidies related to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010. The fiscal 2011, fiscal 2009, and fiscal 2008 tax items represent the effects of court decisions and audit settlements on uncertain tax matters.

(e)

Integration costs resulting from the acquisitions of Yoki in fiscal 2013 and Yoplait S.A.S. and Yoplait Marques S.A.S. in fiscal 2012.

(f)

Productivity and cost savings plan restructuring charges.

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NET SALES GROWTH, EXCLUDING CERTAIN ITEMS AFFECTING COMPARABILITY

	2013
Net sales growth, as reported	7%
New businesses	(6	)pts
Foreign exchange	1	pt
Net sales growth, as adjusted	2%

RETURN ON AVERAGE TOTAL CAPITAL

See pages 43-44 of our Annual Report on Form 10-K for the fiscal year ended May 26, 2013.

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Your Vote Is Important!

If your shares are held in a brokerage account in your broker’s name (“street name”), or you hold stock through the General Mills 401(k) Savings Plan, you should follow the voting directions provided by your broker or nominee.

If you are a registered stockholder, you will need the 12-digit control number printed on your proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. Then you may vote:

•

By going to the website www.proxyvote.com.

•

By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials.

•

If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail.

•

By casting your vote in person at the 2013 Annual Meeting.

Telephone and Internet voting facilities will close at 11:59 pm Eastern Daylight Time on Monday, September 23, 2013, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 20, 2013.

GENERAL MILLS

P. O. BOX 1113
MINNEAPOLIS, MN 55440

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, September 23, 2013 (or until midnight Eastern Daylight Time on Friday, September 20, 2013 for 401(k) shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, September 23, 2013 (or until midnight Eastern Daylight Time on Friday, September 20, 2013 for 401(k) shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717. For 401(k) shares, your proxy card should be received by Broadridge by no later than midnight Eastern Daylight Time on Friday, September 20, 2013.

SHAREHOLDER MEETING RSVP:
To vote and/or attend the meeting, go to "Request Admission Ticket for Annual Meeting" at www.proxyvote.com.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M61410-P41764 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GENERAL MILLS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3 AND "AGAINST" PROPOSAL 4.

Vote on Directors

1. Election of Directors

Nominees:	For	Against	Abstain
1a) Bradbury H. Anderson	☐	☐	☐
1b) R. Kerry Clark	☐	☐	☐
1c) Paul Danos	☐	☐	☐
1d) William T. Esrey	☐	☐	☐
1e) Raymond V. Gilmartin	☐	☐	☐
1f) Judith Richards Hope	☐	☐	☐
1g) Heidi G. Miller	☐	☐	☐
1h) Hilda Ochoa-Brillembourg	☐	☐	☐
1i) Steve Odland	☐	☐	☐
1j) Kendall J. Powell	☐	☐	☐
1k) Michael D. Rose	☐	☐	☐
1l) Robert L. Ryan	☐	☐	☐
1m) Dorothy A. Terrell	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Vote on Proposals

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

466897 ADMIT ONE 466897
466897 ADMIT ONE 466897
466897 ADMIT ONE 466897
466897 ADMIT ONE 466897

**TO ATTEND THE ANNUAL MEETING: RSVP AND PRINT
YOUR ADMISSION TICKET AT WWW.PROXYVOTE.COM**

Tuesday, September 24, 2013

10:00 a.m. (Central Daylight Time)

You will need the 12-digit control number printed on the other side of this proxy card.
Questions? Please contact us at 1-800-245-5703.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

466897 ADMIT ONE 466897
466897 ADMIT ONE 466897
466897 ADMIT ONE 466897
466897 ADMIT ONE 466897

M61411-P41764

GENERAL MILLS

**PROXY
2013**

GENERAL MILLS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Kendall J. Powell and Roderick A. Palmore, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 24, 2013 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies' discretionary authority shall not apply to shares held through the General Mills 401(k) Savings Plan.

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Proposals 1, 2 and 3 and "AGAINST" Proposal 4.

PLEASE SIGN on the reverse side exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side)